=========================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ====================

                                    FORM 8-K
                              ====================

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

                                  June 24, 1998
                         -------------------------------
                Date of Report (Date of earliest event reported)

                               CELADON GROUP, INC.
             (exact name of registrant as specified in its charter)

     DELAWARE                       0-23192                   13-3361050
-------------------         ----------------------        ------------------
(State or other             Commission File Number         (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)

               One Celadon Drive, Indianapolis, Indiana 46236-4207
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (317) 972-7000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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

     ITEM 5.  OTHER REPORTABLE EVENTS

     On June 23, 1997, Celadon Group, Inc. ("Celadon") entered into the Agreement and Plan of Merger, dated as of June 23, 1997, by and between Celadon and Laredo Acquisition Corp. ("Laredo"), a newly-formed wholly-owned subsidiary of Odyssey Investment Partners, pursuant to which Laredo will be merged with and into Celadon (the "Merger"). Upon effectiveness of the Merger (the "Effective Time"), the separate corporate existence of Laredo shall cease and Celadon shall continue as the surviving corporation (the "Surviving Corporation"). At the Effective Time, (i) the shares of common stock of Laredo issued and outstanding immediately prior to the Effective Time shall be automatically converted into and thereafter represent 2,880,000 shares of validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation and (ii) except as provided in the next sentence, each share of common stock, par value $0.033, of Celadon issued and outstanding immediately prior to the consummation of the Merger will be converted into the right to receive $20.00 (the "Merger Consideration", subject to the right of a holder to exercise dissenter's rights. Certain of Celadon's current officers and stockholders will, in lieu of receiving the Merger Consideration, retain an aggregate of 320,000 shares of Celadon's common stock currently held by them. These shares will, at the Effective Time, be converted into the right to receive one share of common stock of the Surviving Corporation in the Merger (the "Rollover Shares"). In connection with the Merger, Celadon issued a press release dated June 24, 1998 which is attached hereto as Exhibit 99.1 and incorporated herein. The Agreement and Plan of Merger is incorporated herein and is attached hereto as Exhibit 2.1.

     The affirmative vote of a majority of the outstanding shares of Celadon's common stock is required to consummate the Merger. Stockholders of Celadon beneficially owning, in the aggregate approximately 1,872,036 shares of Celadon's common stock have agreed, pursuant to a Voting Agreement dated June 23, 1998 (the "Voting Agreement"), to vote in favor of the Merger. Certain of these stockholders will receive Rollover Shares in lieu of the Merger Consideration. The Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein.


     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(a)and (b)Not applicable.

     (c) The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

          2.1 Agreement and Plan of Merger dated as of June 23, 1998 by and among Celadon Group, Inc. and Laredo Acquisition Corp.

          10.1 Voting Agreement dated June 23, 1998 by and between Laredo Acquisition Corp. and the Stockholders party thereto

          99.1 Press release dated June 24, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July __, 1998
                                  CELADON GROUP, INC.



                                  By:  /s/ Robert Goldberg
                                           Name: Robert Goldberg
                                           Title: Executive Vice President,
                                                  Chief Financial Officer

                                  EXHIBIT INDEX


DOC. NO. DOCUMENT DESCRIPTION


     2.1 Agreement and Plan of Merger by and Between Celadon Group, Inc. and Laredo Acquisition Corp. dated as of June 23, 1998.

     10.1 Voting Agreement by and among Larado Acquisition Corp., Stephen Russell, Hanseatic Corporation and Hanseatic Americas LDC dated as of June 23, 1998.

     99.1 Press Release dated February 24, 1998.

processed with L&W Heading Numbering by MFELDMAN (L&W) on Wednesday, December 31, 1997 at 1:04 AM-Scheme 1
                                                                  EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER

                                 by and between



                               CELADON GROUP, INC.
                             a Delaware corporation




                                       and


                            LAREDO ACQUISITION CORP.,
                             a Delaware corporation






                              Dated: June 23, 1998





================================================================================

                          AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger (this "Agreement"), dated June 23, 1998, is by and between CELADON GROUP, INC., a Delaware corporation (the "Company"), and LAREDO ACQUISITION CORP., a Delaware corporation ("Sub").

                                    RECITALS

          A. This Agreement provides for the merger (the "Merger") of Sub with and into the Company, with the Company as the surviving corporation in such merger, all in accordance with the provisions of this Agreement.

          B. The respective Boards of Directors of Sub and the Company have approved this Agreement, and deemed it advisable and in the best interests of their respective companies and stockholders to consummate the Merger. The Company intends promptly to submit to its Stockholders the approval of the Merger and the approval and adoption of this Agreement.

          C. Sub is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, the Company and certain beneficial and record stockholders of the Company enter into an agreement (the "Voting Agreement") providing for certain actions relating to the shares of Company Common Stock owned by them; and the Board of Directors of the Company has approved the entering into by the Company and such stockholders of the Voting Agreement, and such stockholders have agreed to enter into, execute and deliver the Voting Agreement.

          D. The parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          E. It is intended that the Merger be recorded as a recapitalization for financial reporting purposes.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE

                                   DEFINITIONS

          0. 0. 1. Defined Terms.

          As used herein, the terms below shall have the following meanings:

          "Affiliate" shall mean, with respect to any person or entity (the "referent person"), any person or entity which controls the referent person, any person or entity which the referent person controls, or any person or entity which is under common control with the referent person. For purposes of the preceding sentence, the term "control" shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, by contract or otherwise.

          "Assets" shall mean all of the Company's and its Subsidiaries' right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by the Company or its Subsidiaries or in which the Company or any of its Subsidiaries has any interest whatsoever.

          "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan,
(b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company, its Subsidiaries or any ERISA Affiliate or under which the Company, its Subsidiaries or any ERISA Affiliate may incur any liability, and (c) covers any employee or former employee of the Company, its Subsidiaries or any ERISA Affiliate (with respect to their relationship with such any entity).

          "Code" shall mean the Internal Revenue Code of 1986, as amended and any successor statute.

          "Company Common Stock" shall mean the Common Stock having a par value of $0.033 per share of the Company.

          "Contract" shall mean any agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, purchase and sales order, quotation and other executory commitment to which the Company or its Subsidiaries is a party or which relates to the Company's or its Subsidiaries' businesses or any of the Assets, whether oral or written, express or implied, and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

          "DGCL" shall mean the General Corporation Law of the State of Delaware.

          "Dissenting Stockholders" shall mean those Stockholders who hold Dissenting Shares.

          "Dissenting Shares" shall mean any shares held by Stockholders who are entitled to an appraisal of their shares under the DGCL, and who have properly exercised, perfected and not subsequently withdrawn or lost their appraisal rights with respect to their Company Common Stock in accordance with the DGCL.

          "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans, and Welfare Plans.

          "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sale agreement or other title retention agreement or lease in the nature thereof.

          "Environmental Claims" shall mean all accusations, allegations, notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between the Company or its Subsidiaries and any other person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended, or similar provisions of applicable state law, (vi) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity,
(vii) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions, (viii) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

          "Environmental Conditions" shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air.

          "Environmental Laws" shall mean all applicable foreign, federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants,  chemicals,  industrial  materials,  wastes  or other  substances.
Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other governmental authority.

          "Environmental Reports" shall mean any and all written analyses, summaries or explanations, in the possession or control of the Company or its Subsidiaries, of (a) any Environmental Conditions in, on or about the properties of the Company or its Subsidiaries or (b) the Company's or its Subsidiaries' compliance with Environmental Laws.

          "Equity Securities" shall mean (i) shares of capital stock or other equity securities, (ii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any person or entity to purchase or otherwise acquire, any capital stock or other equity securities and
(iii) securities convertible into or exercisable or exchangeable for shares of capital stock or other equity securities.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company or its Subsidiaries as set forth in
Section 414(b), (c), (m) or (o) of the Code.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Facilities" shall mean all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned or leased by the Company or its Subsidiaries.

          "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, equipment, spare parts, appliances and vehicles owned by the Company or its Subsidiaries, wherever located, including all warranty rights with respect thereto.

          "GAAP" shall mean, with respect to any person, generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

          "Hazardous Substances" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Leases" shall mean all of the leases or subleases for personal or real property to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound.

          "Material Adverse Effect" or "Material Adverse Change" or a similar phrase shall mean, with respect to any person, any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise), results of operations or prospects of such person and its Subsidiaries, taken as a whole,
(ii) the relations with customers, suppliers, distributor or employees of such person and its Subsidiaries, taken as a whole, or (iii) the right or ability of such person or its Subsidiaries to consummate any of the transactions contemplated hereby.

          "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) or 3(37) of ERISA, which (a) the Company, its Subsidiaries or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company, its Subsidiaries or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company, its Subsidiaries or any ERISA Affiliate (with respect to their relationship with any such entity).

          "Options" shall mean the options to purchase in the aggregate 444,675 shares of Company Common Stock issued to certain executive employees and non-employee directors of the Company pursuant to the Stock Option Plans.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (a) which the Company, its Subsidiaries or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company, its Subsidiaries or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (b) which covers any employee or former employee of the Company, its Subsidiaries or any ERISA Affiliate (with respect to their relationship with any such entity).

          "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, or notifications to, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or currently anticipated conduct of, or relating to the operation of the business of, the Company or its Subsidiaries.

          "Permitted   Encumbrances"   shall   mean  (a)   liens  for  Taxes  or
governmental charges or claims (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehouse persons, mechanics and material persons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (d) purchase money liens incurred in the ordinary course of business, consistent with past practice, and (e) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Company or its Subsidiaries and do not materially detract from the value of the property to which such encumbrance relates.

          "Personnel" shall mean all directors, officers and employees of the Company or its Subsidiaries.

          "Returns" shall mean any and all returns, reports, declarations and information statements with respect to Taxes required to be filed by or on behalf of the Company or its Subsidiaries with any governmental authority or Tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary returns and all amendments thereto or thereof.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Stock Option Plans" shall mean the 1994 Celadon Stock Option Plan and the 1996 Non- Employee Director Stock Option Plan.

          "Stockholders" shall mean the record holders of Company Common Stock.

          "Subsidiary" shall mean, with respect to any of the parties of this Agreement, any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the board of directors, or other persons performing similar functions with respect to such entity, are held, directly or indirectly, by such party.

          "Tax(es)" shall mean all taxes, estimated taxes, withholding taxes, assessments, levies, imposts, fees and other charges, including, without limitation, any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof, imposed by any foreign, federal, state or local government or taxing authority, which taxes shall include, without limitation, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, value-added taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation and other obligations of the same or of a similar nature.

          "Treasury Securities" shall mean Company Common Stock, Options and Warrants owned by Sub, the Company and/or any Subsidiary of Sub or the Company.

          "Warrant Agreement" shall mean that certain Warrant Agreement, dated October 8, 1992, between the Company and Deltec Asset Management Corp. as a custodian for Hanseatic Corp.

          "Warrants" shall mean the warrants held by Hanseatic Corp. pursuant to which the holders are entitled to purchase for $10.82 per share an aggregate of 12,121 shares of Company Common Stock.

          "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (a) which the Company, its Subsidiaries or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company, its Subsidiaries or any ERISA Affiliate may incur any liability and (b) which covers any employee or former employee of the Company, its Subsidiaries or any ERISA Affiliate (with respect to their relationship with any such entity).

          0. 0. 2. Other Defined Terms.

          In addition to the terms defined in the Recitals to this Agreement and
Section 1.1, the following terms shall have the meanings defined for such terms in the Sections set forth below:

     Term                                           Section
     ----                                           -------

"Acquisition Proposal" .............................6.4(a)
"Actions" ..........................................4.12
"Closing" ..........................................2.3
"Closing Date" .....................................2.3
"Company Reports" ..................................4.10
"Company  Restricted Stock" ........................3.3(b)
"Confidentiality Letter" ...........................6.2
"Disclosure Schedule" ..............................Article IV Preamble
"Effective Time" ...................................2.2
"Exchange Fund" ....................................3.5(f)
"Financing" ........................................5.6
"Financing Letters" ................................5.6
"Jaguar" ...........................................4.6
"Laws" .............................................4.14
"Leased Property" ..................................4.5(b)(ii)
"Merger" ...........................................Recitals
"Merger Consideration" .............................3.1(a)
"Paying Agent ......................................3.5(a)

"Permitted Party" ..................................6.4(b)
"Proxy Statement" ..................................6.6a)
"Roll-Over Share" ..................................3.1(b)
"Roll-Over Share Consideration" ....................3.1(b)
"Schedule 13E-3" ...................................6.7
"Servicios" ........................................4.6
"Special Meeting" ..................................4.27
"Subject Litigation" ...............................6.8
"Surviving Corporation" ............................2.1
"Surviving Corporation Common Stock" ...............3.2
"Third Party" ......................................6.4


                                     ARTICLE

I.
THE merger
          1...................................................The  Merger.

          Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, and in accordance with the DGCL, at the Effective Time, Sub shall be merged with and into the Company. Upon the effectiveness of the Merger, the separate corporate existence of Sub shall cease and the Company, under the name Celadon Group, Inc., shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects specified under the DGCL.

          2...................................................Effective Time.


          On the Closing Date, the parties shall cause the Merger to be consummated by causing a certificate of merger with respect to the Merger to be executed and filed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time of filing of the certificate of merger or at such later time as is specified therein (the "Effective Time").

          3...................................................Closing.


          Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Latham & Watkins, 885 Third Avenue, New York, New York at 10:00 a.m., local time, on the first business day immediately following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance herewith or (b) at such other time, date or place as Sub and the Company may agree. The date on which the Closing occurs is herein referred to as the "Closing Date."

          4...................................................Certificate of
Incorporation and By-Laws.


               I..........................................At the Effective Time,
and without any further action on the part of the Company or Sub, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended so as to read in its entirety in the form set forth as Exhibit A hereto, and, as so amended, until thereafter further amended as provided therein and under the DGCL, it shall be the certificate of incorporation of the Surviving Corporation following the Merger.

               II.........................................At the Effective Time,
and without any further action on the part of the Company or Sub, the by-laws of Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation following the Merger until thereafter changed or amended as provided therein or by applicable law.

          1...................................................Directors.


          The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold such positions until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

          2...................................................Officers.


          The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.


                                     ARTICLE

I.
Effect of merger on securities of sub and the company
          1...................................................Conversion  of Sub
Common  Stock.


          At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, the shares of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and thereafter represent 2,880,000 validly issued, fully paid and non-assessable share(s) of common stock, par value $0.033 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock").

          2...................................................Conversion of
Company Common Stock.


               I..........................................At the Effective Time,
by virtue of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock outstanding immediately prior to the Effective Time (other than Roll-Over Shares, Treasury Securities and Dissenting Shares, if any) shall automatically be converted into the right to receive, and each certificate which immediately prior to the Effective Time represented a share of Company Common Stock shall evidence solely the right to receive, $20.00 in cash (the "Merger Consideration") upon surrender of the certificate formerly representing Company Common Stock as provided in Section 3.5.

               II.........................................At the Effective Time,
by virtue of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock held by certain officers and key employees of the Company as set forth on Schedule A hereto (each, a "Roll-Over Share") shall be converted into the right to receive one share of Surviving Corporation Common Stock (the "Roll-Over Share Consideration").

               III........................................All Treasury
Securities shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and cease to exist at and after the Effective Time and no consideration shall be paid with respect thereto.

               IV.........................................Immediately  prior  to the Effective Time, at Sub's election, the Company shall effect a recapitalization, to be effective as of the Effective Time, of the securities of the Surviving Corporation, and the number of outstanding shares and options of the Surviving Corporation shall be appropriately adjusted.

          1...................................................Options.

               I..........................................Except   as  otherwise
agreed to in writing between the Company and the holder of any Option, and as consented to by Sub, immediately prior to the Effective Time, each outstanding Option granted under the Stock Option Plans whether or not then exercisable, shall be canceled by the Company, and at the Effective Time, or as soon as practicable thereafter, the former holder thereof shall be entitled to receive from the Company in consideration for such cancellation an amount in cash equal to the product of (i) the number of shares of Company Common Stock previously subject to such Option and (ii) the excess, if any, of the Merger Consideration per share over the exercise price per share, if any, previously subject to such Option, reduced by the amount of withholding or other taxes required by law to be withheld.

               II.........................................Except   as   provided
herein or as otherwise agreed by the parties, the Stock Option Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary shall terminate as of the Effective Time, and the Company shall exercise its best efforts to ensure that following the Effective Time, no current or former employee or director shall have any Option to purchase shares of the Company Common Stock or any other equity interest in the Company under any Stock Option Plan.

               III........................................Prior to the Effective
Time, the Board of Directors (or, if appropriate, any committee administering the Stock Option Plans) shall adopt such resolutions or take such actions as are necessary, subject if necessary, to obtaining consents of the holders thereof, to carry out the terms of this Section 3.3.

          1...................................................Warrants.

               I..........................................Immediately  prior  to the Effective Time, each outstanding Warrant granted under the Warrant Agreement whether or not then exercisable, shall be canceled by the Company, and at the Effective Time or as soon as practicable thereafter, the former holder thereof shall be entitled to receive from the Company in consideration for such cancellation an amount in cash equal to (i) the product of (A) the Merger Consideration, multiplied by (B) the aggregate number of shares of Company Common Stock issuable upon exercise in full of all Warrants held by such holder immediately prior to the Effective Time, minus (ii) the aggregate cash exercise price payable upon exercise of all Warrants held by such holder.

               II.........................................The  Warrant Agreement
shall terminate as of the Effective Time. Prior to the Effective Time, the Board of Directors shall adopt such resolutions or take such actions as are necessary, subject if necessary, to obtaining consents of the holders thereof, to carry out the terms of this Section 3.4.

          1...................................................Exchange of
Certificates.

               I..........................................As   of  or   promptly
after the Effective Time, the Company shall deposit with a paying agent to be selected by Sub (the "Paying Agent"), as necessary, for the benefit of the holders of shares of Company Common Stock, for payment in accordance with this
Article III, the funds necessary to pay the Merger Consideration for each share.

               II.........................................As soon as practicable after the Effective Time, (i) each holder of an outstanding certificate or certificates which pursuant to Section 3.2 represent the right to receive shares of the Surviving Corporation, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, shall be entitled to a certificate or certificates representing the Roll-Over Share Consideration into which the number of Roll-Over Shares previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and (ii) each other holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of the Company Common Stock (other than Roll-Over Shares), upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, shall be entitled to receive in exchange therefor the Merger Consideration multiplied by the number of shares of Company Common Stock formerly represented by such certificate. No interest will be paid on or accrue on the Merger Consideration. The Paying Agent shall accept such certificates upon compliance with such  reasonable  terms and  conditions  as the Paying  Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates formerly representing shares of Company Common Stock which have been converted, in whole or in part, pursuant to this Agreement, into the right to receive cash, and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of such cash. Until surrendered as contemplated by this Section 3.5(b), (i) each certificate formerly representing Roll-Over Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a new certificate or certificates representing Surviving Corporation Common Stock, as contemplated by Section 3.2(b), and (ii) each certificate formerly representing shares of Company Common Stock (other than the Roll-Over Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration for each share of Company Common Stock.

               III........................................No  dividends or other distributions with respect to Surviving Corporation Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate formerly representing shares of Company Common Stock not surrendered with respect to the Roll-Over Shares formerly represented thereby. Subject to applicable law, following surrender of any such certificate, there shall be paid to the holder of the certificate or certificates representing shares issued for the Roll-Over Share Consideration without interest, at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares representing the Roll-Over Share Consideration.

               IV.........................................All cash paid upon the surrender for exchange of certificates formerly representing shares of Company Common Stock in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares exchanged for cash theretofore represented by such certificates.

               V..........................................Any   cash   deposited
with the Paying Agent pursuant to this Section 3.5 (the "Exchange Fund") which remains undistributed to the holders of the certificates formerly representing shares of Company Common Stock one year after the Effective Time shall be delivered to the Surviving Corporation at such time and any former holders of shares of Company Common Stock (other than Roll-Over Shares) prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation and only as general unsecured creditors thereof for payment of their claim for cash, if any.

               VI.........................................None   of   Sub,   the
Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public office pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash in respect of such certificate would otherwise escheat to or become the property of any federal, state, local, or municipal, foreign or other government or subdivision, branch, department or agency thereof and any governmental or quasi-governmental authority of any nature, including any court or other tribunal), any such cash in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

               VII........................................In   the   event   any
certificate formerly representing Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Surviving Corporation, the posting by such person of a bond in such reasonable amount as Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the shares representing the Roll-Over Share Consideration, and unpaid dividends and distributions on shares representing the Roll-Over Share Consideration deliverable in respect thereof pursuant to this Agreement, or the Merger Consideration, as the case may be.

          1...................................................Dissenting Shares.



          Notwithstanding Section 3.2 hereof, Dissenting Shares shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such shares or lost his right to appraisal and payment for his shares under Section 262 of the DGCL, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder shall forfeit the right to appraisal of such shares and each such share shall be treated as if it had been converted, as of the Effective Time, into a right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 3.2 hereof. The Company shall give Sub prompt notice of any demands received by the Company for appraisal of shares, and Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Sub, make any payment with respect to, or settle or offer to settle, any such demands.


                                     ARTICLE


I.
representations and warranties of the company
          As an inducement to Sub to enter into this Agreement, the Company hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Sub, except as otherwise set forth in a written disclosure schedule (the "Disclosure Schedule") delivered by the Company to Sub prior to the date hereof, a copy of which is attached hereto. Unless otherwise specified, (1) each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule and (2) no disclosure made in any particular numbered schedule of the

Disclosure Schedule shall be deemed made in any other numbered schedule of the Disclosure Schedule unless expressly made therein (by cross-reference or otherwise) or unless, and only to the extent that, it is apparent on the face of such disclosure that such disclosure contains information which also modifies another representation and warranty therein.

          1...................................................Organization and
Capitalization.

               I..........................................Organization.      The
Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its Assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Sub true, correct and complete copies of its certificate of incorporation and by-laws (in each case, as amended to date). The Company is not in default under or in violation of any provision of its certificate of incorporation or by-laws.

               II.........................................Capitalization.    The
authorized capital stock of the Company consists of 12,000,000 shares of Company Common Stock. As of June 23, 1998, there were 7,721,989 shares of Company Common Stock issued and outstanding. Since such date, no additional shares of capital stock of the Company have been issued, except shares of Company Common Stock issued upon the exercise of Options outstanding under any Stock Option Plan. As of June 23, 1998, options to acquire 444,675 shares of Company Common Stock pursuant to the Stock Option Plans were outstanding. Schedule 4.1(b) includes a complete and correct list of outstanding Options under such Stock Option Plans (including the number of Options and exercise price of each such Option) held by each employee or director. As of June 23, 1998, warrants to acquire 12,121 shares of Company Common Stock pursuant to the Warrant Agreement were outstanding. Schedule 4.1(b) includes a complete and correct list of outstanding Warrants under such Warrant Agreement. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock or other securities of the Company or the Surviving Corporation. Schedule 4.1(b) sets forth the total amount of indebtedness for borrowed money and the total amount of cash on hand of the Company and its Subsidiaries on a consolidated basis as of June 23, 1998. Except as provided in Schedule 4.1(b), all such indebtedness is prepayable without more than two business days notice and without the payment of any penalty. Except as set forth in this Section 4.1(b), there are no (i) outstanding Equity Securities of the Company or (ii) commitments or obligations of any kind or character for
(A) the issuance of Equity Securities of the Company or (B) the repurchase, redemption or other acquisition of any Equity Securities of the Company.

               III........................................Voting Trusts,
Proxies, Etc. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the Equity Securities of the Company.

          1...................................................Authorization.


          The Company has all necessary corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the majority of all the votes entitled to be cast on the Merger by the holders of the Company Common Stock, the consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

          2...................................................Subsidiaries.

               I..........................................Ownership;
Capitalization. The Company owns, directly or indirectly, each of the outstanding capital stock (or other ownership interests) of each of the Company's Subsidiaries as set forth on Schedule 4.3(a), and the Company has no investments (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise) in any other person, corporation, partnership, joint venture, business, or trust or entity. The Company is the beneficial owner of all of the outstanding shares of capital stock of each Subsidiary, free and clear of any and all Encumbrances. The authorized, issued and outstanding capital stock, and the record ownership of all such shares of capital stock, of each Subsidiary is as set forth on part (a) of Schedule 4.3. All of the shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, were issued and sold in accordance with federal and applicable state securities laws and were not issued in violation of any preemptive or other similar rights. Except as set forth in this Section 4.3(a), there are no (i) outstanding Equity Securities of its Subsidiaries or (ii) commitments or obligations of any kind or character for
(A) the issuance of Equity Securities of its Subsidiaries or (B) the repurchase, redemption or other acquisition of any Equity Securities of its Subsidiaries. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the Equity Securities of its Subsidiaries.

               II.........................................Organization.  Each of
the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its Assets. Each of the Company's Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law except whether the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Sub true, correct and complete copies of each of its Subsidiaries' certificate of incorporation and by-laws (in each case, as amended to date). None of the Company's Subsidiaries is in default under or in violation of any provision of its certificate of incorporation or by-laws.

          1...................................................Absence of Certain
Changes or Events.


          Since March 31, 1998, (x) the Company and its Subsidiaries have been operated in the ordinary course of business, consistent with past practice,
(iii) there has been no Material Adverse Change in or with respect to the Company or its Subsidiaries and (z) to the best knowledge of the Company, (i) there has been no threatened Material Adverse Change, and (ii) no events or developments have occurred that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, with respect to the Company. Without limiting the generality of the foregoing, since March 31, 1998, neither the Company nor its Subsidiaries has (i) taken any action of the type contemplated by Section 6.1(c) and (f) - (p) hereof or (ii) failed to take any action of the type contemplated by Section 6.1(a) and (b) hereof.

          2...................................................Title  to  Assets;
Absence of Liens and Encumbrances, etc.

               I..........................................General.  Each  of the
Company and its Subsidiaries owns or leases all Assets necessary for the conduct of its business as presently conducted, and the Assets in the aggregate are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of its business as presently conducted.

               II.........................................Real Property

               III........................................Owned  Real  Property.
Schedule 4.5(b) hereto sets forth all Facilities owned by the Company and its Subsidiaries. With respect to each parcel of owned real property (A) the Company or its Subsidiaries has good and marketable fee simple title to such parcel of real property, free and clear of any and all Encumbrances other than Permitted Encumbrances, (B) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel of real property, (C) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such parcel of real property or any portion thereof or interest therein, (D) there are no parties (other than the Company and its Subsidiaries) who are in possession of or who are using any such parcel of real property and (E) there is no (1) pending or, to the best knowledge of the Company, threatened condemnation proceeding relating to such parcel of real property (2) pending or, to the best knowledge of the Company, threatened Action relating to such parcel of real property, or (3) other matter affecting the current or currently proposed use, occupancy or value of, such parcel of real property in any material respect.

               IV.........................................Leased  Real Property.
Schedule 4.5 sets forth all leases pursuant to which Facilities are leased by the Company or its Subsidiaries (as lessee), true and correct copies of which have been delivered to Sub. Schedule 4.5(b) indicates with respect to each such Lease a general description of the leased items, term, annual rent, renewal options and number of square feet leased, as applicable. Such leases constitute all leases, subleases or other occupancy agreements pursuant to which the Company or its Subsidiaries occupies or uses Facilities. The Company and its Subsidiaries have good and valid leasehold title to, and enjoy peaceful and undisturbed possession of, all leased property described in such leases (the "Leased Property"), free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the Lease therefor by the lessor. With respect to each such parcel of Leased Property (A) there are no pending or, to the best knowledge of the Company, threatened condemnation proceedings relating to, or any pending or, to the best knowledge of the Company, threatened Actions relating to, such Leased Property or any portion thereof, (B) none of the Company or its Subsidiaries or, to the best knowledge of the Company, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Leased Property or any portion thereof or interest therein and (C) neither the Company nor its Subsidiaries have received notice of any pending or threatened special assessment relating to such Leased Property or otherwise have any knowledge of any pending or threatened special assessment relating thereto. Each leased Facility is supplied with utilities necessary for the operation of such Facility.

               V..........................................Personal Property.
Schedule 4.5(c) identifies all Fixtures and Equipment, vehicles and other similar tangible personal property Assets with a book value or replacement cost of at least $50,000 owned or leased by the Company or its Subsidiaries as of June 23, 1998.

               VI.........................................Owned Personal
Property. Each of the Company and its Subsidiaries has good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such items of personal property (A) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property,
(B) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (C) there are no parties (other than the Company and its Subsidiaries) who are in possession of or who are using any such item of personal property;

               VII........................................Leased Personal
Property. Each of the Company and its Subsidiaries has good and valid leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. Schedule 4.5(c) sets forth all Leases for personal property involving annual payments in excess of $50,000 and includes a general description of the leased items, term and annual rent, true and correct copies of which have been delivered or made available to Sub.

               VIII.......................................With  respect  to each
Lease listed on Schedule 4.5(b) and Schedule 4.5(c) and each Lease for tractors and trailers, (A) there has been no material default under any such Lease by the Company or its Subsidiaries, to the best knowledge of the Company, by any other party, (B) such Lease is a valid and binding obligation of the Company and/or its Subsidiaries, is in full force and effect with respect to the Company and/or its Subsidiaries and is enforceable against the Company and/or its Subsidiaries in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, and (C) no action has been taken by the Company and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the Company and/or its Subsidiaries, without the consent of the Company and/or its Subsidiaries, under any such Lease that is material to the Company and/or its Subsidiaries.

          1...................................................Contracts and
Commitments.

               I..........................................Schedule 4.6 sets forth a complete and accurate list of all Contracts in the following categories as of the date hereof (except to the extent that any such category specifies a different date, in which case such corresponding list is made as of such specified date):

               II.........................................each Contract (or group of related Contracts) for the furnishing of services by the Company and/or its Subsidiaries involving annual revenues of more than $100,000 to the Company and its Subsidiaries;

               III........................................each Contract (or group of related Contracts) concerning a partnership or joint venture with, or any other investment in (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise), any other person;

               IV.........................................each Contract (or group of related Contracts) (A) under which the Company or its Subsidiaries has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money, (B) constituting capital lease obligations, (C) under which the Company or its Subsidiaries has granted (or may grant) a security interest or lien on any of the Assets or (D) under which the Company or its Subsidiaries has incurred any obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments;

               V..........................................each Contract (or group of related Contracts) with any of the Personnel, any Affiliate of the Company or any member of any such person's immediate family, including, without limitation, Contracts (A) to employ or terminate executive officers or other Personnel and other Contracts with present or former officers, directors or stockholders or other corporate Personnel or (B) that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent, matured or unmatured) to pay on behalf of the Company or its Subsidiaries or any Affiliate of the Company or its Subsidiaries, any severance, termination, "golden parachute" or other similar payments to any present or former Personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated hereby;

               VI.........................................each Contract (or group of related Contracts), other than Contracts covered by clause (vii) of this Section 4.6, providing for payments in excess of $100,000 over the life of such Contract (or group of related Contracts), except for such Contracts that are cancelable on not more than 30 days' notice by the Company or its Subsidiaries without penalty or increased cost;

               VII........................................each distribution, franchise, license, sales, commission, consulting agency or advertising Contract related to the Assets or the business, except for such Contracts that are cancelable on not more than 30 days' notice by the Company or its Subsidiaries without penalty or increased cost;

               VIII.......................................each Contract (or group of related Contracts) containing covenants restraining or limiting the freedom of the Company or its Subsidiaries or any officer, director, stockholder or Affiliate thereof to engage in any line of business or compete with any person including, without limitation, by restraining or limiting the right to solicit customers;

               IX.........................................each Contract (or group of related Contracts) with the United States, state or local government or any agency or department thereof;

               X..........................................each Contract (or group of related Contracts) relating to the arrangements (A) between the Company or its Subsidiaries, on the one hand, and Servicio de Transportacion Jaguar, S.A. de C.V. ("Jaguar") and the persons owning any Equity Interest in Jaguar, on the other hand and (B) the Company or its Subsidiaries, on the one hand, and Servicio Corporativos, S.A. de C.V. ("Servicios") and the persons owning any Equity Interest in Servicios, on the other hand;

               XI.........................................each    Contract   (or
group of related Contracts) pursuant to which the Company or its Subsidiaries have sold any Assets and have created any obligation to indemnify anyone with respect thereto; and

               XII........................................any other material
Contract.

          The Company and its Subsidiaries have delivered to Sub a true and correct copy of each written Contract listed in Schedule 4.6 and has included as part of Schedule 4.6 a brief summary of the material terms of each oral Contract.

               XIII.......................................Absence of Breaches or
Defaults in General.  With respect to each Contract set forth on or described in
Schedule 4.6, (i) there is no material default by the Company or its Subsidiaries or, to the knowledge of the Company, any other party to any Contract, (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not cause a material default hereunder or thereunder; (iii) such Contract is a legal, valid and binding obligation of the Company or its Subsidiaries party thereto, is in full force and effect and is enforceable against the Company or its Subsidiaries and, to the knowledge of the Company, against each other party thereto in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity; and (iv) no action has been taken by the Company or its Subsidiaries and no event has occurred which, with notice or lapse of time or both and/or the occurrence, nonoccurrence, or existence or nonexistence of any other event or condition would permit termination, modification or acceleration by a party thereto other than the Company or its Subsidiaries under any such Contract.

          1...................................................Permits.

          The Company and its Subsidiaries have all material Permits required to own and lease their properties, the Assets and the Facilities and to conduct their business as currently being conducted. All such Permits are valid and in full force and effect and are listed on Schedule 4.7. The Company and its Subsidiaries have not violated any such Permits in any material respect, and each is in compliance with all such Permits in all material respects. Neither the Company nor its Subsidiaries has received any notice to the effect that, or otherwise has any knowledge that, (a) the Company and its Subsidiaries are not currently in compliance with, or are in violation of, any such Permits in any material respect or (b) any currently existing circumstances are likely to result in a failure of the Company and its Subsidiaries to comply with, or in a violation by the Company and its Subsidiaries of, any such Permits in any material respect. No representation or warranty is made in this Section 4.7 with respect to the matters covered in Section 4.21 (Compliance with Environmental
Laws).

          2...................................................No Conflict or
Violation.


          Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, by the Company or its Subsidiaries will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or by-laws of the Company or its Subsidiaries, (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel pursuant to (including, without limitation, by reason of the failure to obtain a consent or approval under any such Contract), any term or provision of any Contract, indebtedness, Lease, Encumbrance, Permit, authorization or concession to which the Company or its Subsidiaries is a party or by which any of the Assets are bound, (c) a violation by the Company or its Subsidiaries of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to the Company or its Subsidiaries, (d) an impairment of any right of the Company or its Subsidiaries under any Contract to which it is a party or by which its Assets are bound or under any Permit relating to the operation of its business, or (e) an imposition of any Encumbrance (other than Permitted Encumbrances), restriction or charge on the business of the Company or its Subsidiaries or on any of the Assets, except in the case of clauses (b), (d) and (e), where such breach, default, creation of any right, impairment or imposition would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          3...................................................Consents and
Approvals.


          No consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body or other person or entity is required to be made or obtained by the Company or its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than (a) filings required in connection with or in compliance with the provisions of the HSR Act, the Securities Act, the Exchange Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), (b) the filing of the Merger Certificate under the DGCL, or (c) those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations, that have been, or will be prior to the Closing Date, obtained or made, as set forth on Schedule 4.9.

          4...................................................SEC Documents;
Financial  Statements,  etc.


          The Company has filed all forms, reports and documents required to be filed by it with the SEC since June 30, 1994 through the date of this Agreement (collectively, the "Company Reports"). As of their respective dates, the Company Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in or incorporated by reference in the Company Reports (the "Financial Statements") (i) comply as to form in all material respects with applicable accounts requirements and the published rules and regulations of the SEC with respect thereto; (ii) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, and sound bookkeeping practices and (iii) present fairly in accordance with GAAP, consistently applied throughout the periods covered, the financial condition of the Company and its Subsidiaries as of the respective dates thereof and the results of operations, stockholders' equity and cash flows for the periods covered thereby. The accounting and financial records of the Company and its Subsidiaries have been prepared and maintained in accordance with GAAP, consistently applied throughout the periods indicated, and sound bookkeeping practices.

          5...................................................Undisclosed
Liabilities.


          Neither the Company nor its Subsidiaries has any liabilities, obligations or commitments of any nature (whether direct or indirect, known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or unmatured) and, to the knowledge of the Company, there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against the Company or its Subsidiaries giving rise to any such liability, other than (a) liabilities which are reflected and reserved against on the most recent balance sheet contained in the Financial Statements (including, without limitation, in the notes thereto) which have not been paid or discharged since the date thereof,
(b) liabilities which arose prior to the date of the most recent balance sheet contained in the Financial Statements and not required under GAAP to be reflected thereon, (c) liabilities and obligations disclosed on the Disclosure Schedule and liabilities and obligations which are not required to be disclosed on the Disclosure Schedule and (d) liabilities incurred since March 31, 1998 in the ordinary course of business, consistent with past practice (none of which liabilities incurred since March 31, 1998 relates to any material breach of Contract, breach of warranty, tort, infringement or violation of law or which arose out of any Action). None of the liabilities described in clauses (b), (c) and (d) of the preceding sentence has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          6...................................................Litigation.


          Except as set forth on Schedule 4.12 and other than Actions which are reflected and reserved against on the face of the most recent balance sheet contained in the Financial Statements (including, without limitation, in the notes thereto), there are no outstanding actions, orders, writs, injunctions, judgments or decrees or any claims, suits, charges, proceedings, labor disputes, arbitrations, governmental audits or investigations (collectively, "Actions") pending or, to the knowledge of the Company and its Subsidiaries, threatened or anticipated, (a) against, related to or affecting (i) the Company and its Subsidiaries, their business or operations or the Assets, (ii) any officers or directors of the Company and its Subsidiaries, as such, (iii) any stockholder of the Company and its Subsidiaries, as such, or (iv) other than routine claims for benefits, any Employee Plan of the Company and its Subsidiaries or any trust or funding instrument, fiduciary or administrator thereof; (b) relating to the transactions contemplated hereby; or (c) in which Company or its Subsidiaries is a plaintiff, including, without limitation, any derivative suits brought by or on behalf of the Company or its Subsidiaries, except for those Actions under clauses (a), (b) or (c) that would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

          7...................................................Labor Matters.


          Neither the Company nor its Subsidiaries is a party to, or a participant in any negotiation of, any labor agreement with respect to any of their employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. In the past five years, neither the Company nor its Subsidiaries has been approached by organized labor or its representatives making an effort to cause the Company or its Subsidiaries to conform to demands of organized labor relating to any of their employees or to enter into a binding agreement with organized labor that would cover any of their employees. There is no labor strike, slow-down or other work stoppage or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries nor is any grievance currently being asserted, and in the past five years the Company and its Subsidiaries have not experienced a strike, slow-down or other work stoppage or other labor disturbance or difficulty. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours and are not and have not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company and its Subsidiaries pending before or, to the knowledge of the Company, threatened by the National Labor Relations Board or any other domestic or foreign governmental agency arising out of the conduct of their businesses, and, to the knowledge of the Company, there are no facts or information which would give rise thereto, and in the past five years there have not been any unfair labor practice charges or complaints against the Company or its Subsidiaries which could have a Material Adverse Effect on the Company.

          8...................................................Compliance with
Law

          The Company and its Subsidiaries have not violated and are in compliance with (a) all applicable laws, statutes, ordinances, regulations, rules and orders of every federal, state, local or foreign government and every federal, state, local or foreign court or other governmental or regulatory agency, department, authority, body or instrumentality and (b) any judgment, decision, decree or order of any court or governmental or regulatory agency, department, authority, body or instrumentality (collectively, "Laws"), relating to the Assets, business or operations of the Company or its Subsidiaries, except to the extent that any such violation or failure to comply is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Neither the Company nor its Subsidiaries has received any written notice to the effect that, or otherwise has any knowledge that, (i) the Company is not currently in compliance with, or is in violation of, any applicable Laws or (ii) any currently existing circumstances are likely to result in a failure of the Company to comply with, or a violation by the Company of, any Laws, in either case which such failure to comply or violation would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. No representation or warranty is made in this Section 4.14 with respect to compliance with Laws relating to the matters covered in Sections 4.13 (Labor Matters), 4.17 (Employee Plans), 4.18 (Tax Matters) and 4.21 (Compliance with Environmental Laws).

          9...................................................No  Brokers.


          Other than Wasserstein Perella & Co., the arrangements with which have been disclosed in writing to Sub prior to the date hereof, none of the Company, its Subsidiaries or any of their officers, directors, employees, stockholders or other Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm to pay any finder's fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby

          10..................................................Proprietary
Rights.


          Schedule 4.16 lists all federal, state and foreign registrations of patents, trademarks, trade names, servicemarks or other trade rights and copyrights and all pending applications for any such registrations that are owned by the Company or its Subsidiaries, or that are being or have been used in connection with, or relate to, the Assets, the business or operations, products or processes of the Company or its Subsidiaries (whether or not presently used in connection with the Assets, business or operations of the Company or its Subsidiaries) or in which the Company or its Subsidiaries have any interest (collectively, the "Proprietary Rights"). No person has a right to receive a royalty or similar payment in respect of any Proprietary Rights whether or not pursuant to any contractual arrangements entered into by the Company or its Subsidiaries. Neither the Company nor its Subsidiaries has any licenses granted, sold or otherwise transferred by or to it or other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights. Each of the Company and its Subsidiaries owns, or possesses valid and enforceable licenses or other rights to use, all Proprietary Rights used in or necessary for its business as it is currently conducted, and such ownership and licenses will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to own or possess such licenses or rights would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. No other firm, corporation, association or person (a) has notified the Company or its Subsidiaries that it is claiming any ownership of or right to use such Proprietary Rights or (b) to the best of the Company's and its Subsidiaries' knowledge, has interfered with, infringed upon or otherwise come into conflict with any such Proprietary Rights in any material respect.

          11..................................................Employee Plans.

               I..........................................Schedule 4.17 contains a complete list of Employee Plans. With respect to each such Employee Plan, the Company has provided to Sub true and complete copies of (i) all plan documents and related trust agreements, annuity contracts or other funding instruments,
(ii) all summary plan descriptions, summary of material modifications, all material employee communications, the number of and a general description of the level of employees covered by each Benefit Arrangement and a complete description of any Employee Plan which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service and any opinion letter issued by the Department of Labor with respect to each Pension Plan and each voluntary employees' beneficiary association as defined under Section 501(c)(9) of the Code (other than a Multiemployer Plan), (iv) for the three most recent plan years, the Internal Revenue Service Form 5500 including all schedules and attachments thereto for each Pension Plan and Welfare Plan, (v) all actuarial reports prepared for the last three plan years for each Pension Plan, and (vi) a description setting forth the amount of any liability of the Company and its Subsidiaries as of the Closing Date for payments more than thirty (30) calendar days past due with respect to any Welfare Plan.

               II.........................................(i) Each Employee Plan
including any related trust agreement, annuity contract or other funding instrument is legal, valid and binding and in full force and effect. (ii)Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which has been operated as a qualified plan has received a favorable determination letter from the Internal Revenue Service stating that such Pension Plan and each related trust is qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) and has been so qualified during the period from its adoption to the date of such determination letter. (iii) Each Employee Plan is subject only to the laws of the United States or a political subdivision thereof. (iv) Each Employee Plan has been maintained in compliance in all material respect to its terms and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employment Plan, including, without limitation, ERISA and the Code. (v)Except as provided by law or in any employment agreement set forth on Schedule 4.17, the employment of all persons presently employed or retained by the Company or its Subsidiaries is terminable at will.

               III........................................(i)    None   of   the
Employee  Plans is a plan that is or has ever been subject to Title IV of ERISA,
Section 302 of ERISA or Section 412 of the Code. (ii) None of the Employee Plans is a plan or arrangement described under Section 4(b)(5) or 401(a)(1) of ERISA, or a plan maintained in connection with a trust described in Section 501(c)(9) of the Code. (iii)Neither the Company nor any ERISA affiliate has, at any time, maintained, contributed to or had any obligation to maintain or contribute to any Multiemployer Plan.

               IV.........................................(i) Neither the
Company nor any

ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.
(ii)None of the Company, or its Subsidiaries or any plan fiduciary of any Employee Plan has engaged in, or has any liability in respect of, any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise materially violated or participated in a violation of the provisions of Part 4 of Title I, Subtitle B of ERISA. (iii)The Company and its Subsidiaries have not been assessed any civil penalty under Section 502(l) of ERISA. (iv)No Employee Plan (or trust or other funding vehicle pursuant thereto) has incurred any liability under Code Section 511.

               V..........................................Except  as required by
Section 4980B of the Code or Part 6 of Title 1, Subtitle B of ERISA, neither the Company nor any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company or an ERISA affiliate from amending or terminating any such benefit plan or such Welfare Plan.

               VI.........................................There  is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or its Subsidiaries that, individually or collectively, requires the payment by the Company or its Subsidiaries of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

               VII........................................Neither   the  Company
nor any ERISA Affiliate has announced to employees, former employees or directors an intention to create, or has otherwise created, a legally binding commitment to adopt any additional Employee Plans which are intended to cover employees or former employees of the Company or any subsidiary or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company or any subsidiary.

               VIII.......................................Neither   the  Company
nor any Employee Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings. The insurance policies or other funding instruments, if any, for each Welfare Plan provide coverage for each employee, consultant, independent contractor or retiree of the Company or its Subsidiaries (and, if applicable, their respective dependents) who has been advised by the Company or its Subsidiaries, whether through an Employee Plan or otherwise, that he or she is covered by such Welfare Plan.

               IX.........................................Neither  the execution and delivery of this Agreement or other related agreements by the Company nor the consummation of the transactions contemplated hereby or the related transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any share options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

               X..........................................No  event has occurred in connection with which the Company or any Employee Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plan or (B) pursuant to any obligation of the Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

               XI.........................................The  Company  is not a
party to any severance or similar arrangement in respect of any of the Personnel that will result in any obligation (absolute or contingent) of the Company or Sub after the Closing to make any payment to any of such Personnel following termination of employment.

          1...................................................Tax Matters.

               I..........................................Filing of Tax Returns.
The Company and its Subsidiaries have timely filed with the appropriate taxing authorities all Returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. All Returns and other information filed are complete and accurate in all material respects. The Company and its Subsidiaries have not requested any extension of time within which to file Returns (including, without limitation, information Returns) in respect of any Taxes. The Company and its Subsidiaries have delivered to Sub complete and accurate copies of the federal, state and local income tax Returns for the years 1995, 1996 and 1997.

               II.........................................Payment  of Taxes. All
Taxes for which the Company and its Subsidiaries are or may be liable, in respect of periods (or portions thereof) ending on or before the Closing Date, have been timely paid, or an adequate reserve (in conformity with GAAP) has been established therefor, as set forth in the Financial Statements. There are no Taxes for which the Company and its Subsidiaries are or may become liable that will apply in a period or a portion thereof beginning on or after the Closing Date and that are attributable to income earned or activities of the Company and its Subsidiaries occurring before the Closing Date.

               III........................................Audits, Investigations
or Claims. No deficiencies for Taxes have been claimed, proposed or assessed in writing by any taxing or other governmental authority against the Company or its Subsidiaries which have not been paid or reserved on the Financial Statements. There are no pending or, to the Company's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes that in the reasonable judgment of the Company or its counsel are likely to result in an additional amount of Taxes, and there is no matter under discussion with any taxing or other governmental authority with respect to Taxes that in the reasonable judgment of the Company or its counsel is likely to result in an additional liability for Taxes with respect to the Company or its Subsidiaries. Audits of federal, state, and local returns for Taxes by the relevant taxing or other governmental authorities have been completed for the periods set forth on
Schedule 4.18(c) and none
of the Company or its Subsidiaries has been notified that any taxing or other governmental authority intends to audit any other Return for any period. No extension of any statute of limitations relating to Taxes is in effect with respect to the Company or its Subsidiaries. No power of attorney has been executed by the Company or its Subsidiaries with respect to any matters relating to Taxes which is currently in force.

               IV.........................................Liens.  There  are  no
liens for Taxes (other than for current Taxes not yet due and payable) on the Assets.

               V..........................................Safe Harbor Lease
Property. None of the Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

               VI.........................................Security for
Tax-Exempt Obligations. None of the Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

               VII........................................Tax-Exempt Use
Property.  None of the Assets is "tax-exempt use property" within the meaning of
Section 168(h) of the Code.

               VIII.......................................No Withholding.  The
transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, of Subchapter A of Chapter 3 of the Code or of any other provision of law.

               IX.........................................Tax Election.   All
material elections with respect to Taxes affecting the Company or its Subsidiaries as of the date hereof are set forth on Schedule 4.18(i). Neither the Company nor its Subsidiaries has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code (or similar provisions under state or local law) apply to any disposition of the Assets. The Company and its Subsidiaries have not agreed to make, or are not required to make, any adjustment under Section 481(a) of the Code (or similar provisions under state or local law) by reason of a change in accounting method or otherwise.

               X..........................................Tax Sharing
Agreements. There are no tax sharing agreements or similar arrangements (whether written or unwritten) with respect to or involving the Company or its Subsidiaries.

               XI.........................................Partnerships.  The
Company and its Subsidiaries are not a party to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.

               XII........................................Parachute Payments.
The Company and its Subsidiaries are not a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, including, without limitation, as a result of any event connected with the Merger or any other transaction contemplated herein.

               XIII.......................................Affiliated  Group. The
Company and its Subsidiaries have not been a member of an affiliated group that has filed a consolidated return or any group that has filed a combined, consolidated or unitary state or local return, other than the group of which the Company is currently the parent.

          1...................................................Insurance.


          Schedule 4.19 contains a complete and accurate list of all policies or binders for business interruption, fire, liability, title, worker's compensation, product liability, errors and omissions and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration date, annual premium and a general description of the type of coverage provided) maintained by the Company and its Subsidiaries. Such insurance provides, and during its term has provided, coverage to the extent and in the manner (a) adequate for the Company and its Subsidiaries and their Assets, businesses and operations and the risks insured against in connection therewith and (b) as may be or may have been required by law and by any and all Contracts to which the Company and/or its Subsidiaries are or have been a party. The Company and its Subsidiaries are not in any material default under any of such policies or binders, and the Company and its Subsidiaries have not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. No insurer has refused, denied or disputed coverage of any material claim made thereunder. No insurer has advised the Company and/or its Subsidiaries that it intends to reduce coverage, materially increase any premium or fail to renew any existing policy or binder. All such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date.

          2...................................................Customers and
Suppliers.


          Schedule 4.20 sets forth a true and correct list of (a) the 25 largest customers of the Company and its Subsidiaries, on a consolidated basis, in terms of sales during each of the fiscal year ended June 30,1997 and the nine months ended March 31, 1998, setting forth the total sales to each such customer during such period and (b) the 10 largest suppliers of the Company and its Subsidiaries, on a consolidated basis, in terms of purchases during each of the fiscal year ended June 30, 1997 and the nine months ended March 31, 1998, setting forth for each such supplier the total purchases from each such supplier during such period. There has not been any adverse change in the business relationship of the Company or its Subsidiaries with any customer or supplier named in Schedule 4.20.

          3...................................................Compliance with
Environmental Laws.


               I..........................................The  Company  and  its
Subsidiaries are in material compliance with all Environmental Laws, including, without limitation, all Permits required thereunder to conduct their business as currently being conducted or proposed to be conducted. All such Permits are listed on Schedule 4.21. Neither the Company nor its Subsidiaries has received any notice to the effect that, or otherwise has knowledge that, (i) the Company and its Subsidiaries are not currently in compliance in any material respect with, or are in violation of, any such Environmental Laws or Permits required thereunder or (ii) any currently existing circumstances are likely to result in a failure of the Company or its Subsidiaries to comply with, or a violation by the Company or its Subsidiaries of, any such Environmental Laws or Permits required thereunder. The Company and its Subsidiaries at all times during the previous five years have been in material compliance with all Environmental Laws.

               II.........................................There  are no existing or, to the knowledge of the Company, potential Environmental Claims against the Company or its Subsidiaries, nor have any of them received any written notification or otherwise has any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by the Company or its Subsidiaries.

               III........................................(i) No underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Facilities and there have been no releases of any Hazardous Substances from any such underground tank or related piping and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances on, upon or into the Facilities other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder. In addition, to the best knowledge of the Company, there have been no such releases by the Company's or its Subsidiaries' corporate predecessors and no releases on, upon, or into any real property in the vicinity of any of the real properties of the Company or its Subsidiaries other than those authorized by Environmental Laws which, through soil or ground water contamination, may have come to be located on the properties of the Company or its Subsidiaries.

               IV.........................................Except  as  would  not
have  a  Material  Adverse  Effect  on  the  Company,   there  are  no  PCBs  or
asbestos-containing materials located at or on the Facilities.

               V..........................................The  Company  and  its
Subsidiaries are not a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on the Disclosure Schedule) under which the Company or its Subsidiaries are obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions or compliance with Environmental Laws.

               VI.........................................The  Company  and  its
Subsidiaries have not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

               VII........................................There  are no  consent decrees, consent orders, judgments, judicial or administrative orders or agreements (other than Permits) with or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate or bind the Company or its Subsidiaries.

               VIII.......................................True and correct copies of the Environmental Reports, as well as all other written environmental reports, audits or assessments which have been conducted, either by the Company or its Subsidiaries or any person engaged by the Company or its Subsidiaries for such purpose, at any facility owned or formerly owned by the Company or its Subsidiaries have been made available to Sub and a list of all such reports, audits and assessments is set forth on Schedule 4.21(h).

          1...................................................No Other
Agreements  to Sell the  Assets or Shares of the  Company  or its  Subsidiaries.


          Other than sales of inventory or product in the ordinary course of business, consistent with past practice, neither the Company nor its Subsidiaries has any legal obligation, absolute or contingent, to any other person or firm to (a) sell or effect a sale of any or all of the Assets, (b) sell or effect a sale of any Equity Securities of the Company or its Subsidiaries, (c) effect any merger, consolidation or other reorganization of the Company or its Subsidiaries or (d) enter into any Contract or cause the entering into a Contract with respect to any of the foregoing.

          2...................................................Prohibited
Payments.


          The Company and its Subsidiaries have not, directly or indirectly, (a) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction, (b) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of the
Company and its Subsidiaries for any reason, (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office or
(d) paid or delivered any fee, commission or any other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the Assets, business or operations of the Company or its Subsidiaries, which the Company or its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws (or any rules or regulations thereunder) of the United States or any other country having jurisdiction.

          3...................................................Opinion of
Financial Advisor.


          The Company has received the opinion of Wasserstein Perella & Co., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to such holders of the Company Common Stock from a financial point of view, a signed copy of which opinion has been delivered to Sub.

          4...................................................Board
Recommendation.

          The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the stockholders of the Company and has taken all actions necessary on the part of the Company to render the restrictions on business combinations contained in Section 203 of the DGCL inapplicable to this Agreement, the Merger and the Voting Agreement and (ii) resolved to recommend that the holders of the shares of the Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

          5...................................................Required   Company
Vote.


          The affirmative vote of a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby. There is no vote of the holders of any class or series of the Company's securities necessary to approve the Voting Agreement.

          6...................................................Proxy   Statement;
Schedule  13E-3.


          The Proxy Statement to be mailed to the stockholders of the Company in connection with the special meeting of the stockholders of the Company (the "Special Meeting") and the Schedule 13E-3, if filed, and any amendment thereof or supplement thereto, when, in the case of the Proxy Statement, mailed and at the time of the Special Meeting, and in the case of the Schedule 13E-3, when and if filed, shall not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and shall comply with all requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information furnished in writing by Sub or its representatives specifically for inclusion in any of the foregoing documents.


                                     ARTICLE

I.
REPRESENTATIONS  AND  WARRANTIES  OF SUB
          As an inducement to the Company to enter into this Agreement, Sub hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Company:

          1...................................................Organization.


          Sub is duly organized, validly existing and in good standing under the laws of the State of ------------ Delaware.

          2...................................................Authorization.


          Sub has all necessary corporate power and authority to, and has taken all corporate action necessary on its part to, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sub and is a legal, valid and binding obligation of Sub, enforceable against Sub in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

          3...................................................Consents       and
Approvals.


          No consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body is required to be made or obtained by Sub in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than any Regulatory Filings and pursuant to the DGCL.

          4...................................................No   Conflict   or
Violation.


          Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, by Sub will result in
(a) a violation of or a conflict with any provision of the certificate of incorporation or by-laws of Sub, (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel pursuant to (including, without limitation, by reason of the failure to obtain a consent or approval under any such contract), any term or provision of any contract, encumbrance or permit to which Sub is a party or by which any of its assets are bound, which breach, default or creation of any such right would reasonably be expected to have a Material Adverse Effect on Sub.

          5...................................................Proxy   Statement.



          The information concerning Sub, its officers, directors, employees and shareholders furnished in writing to the Company by Sub specifically for use in the Proxy Statement will not, when mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Sub makes no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents or in the Schedule 13E-3.

          6................................................... Financing.



          Sub has delivered to the Company complete and correct executed copies of letters (the "Financing Letters") issued in connection with the financing of the transactions contemplated hereby (the "Financing"). Assuming satisfaction of all applicable conditions set forth in the Financing Letters and full funding thereunder, Sub at Closing shall be capitalized with an equity contribution in an amount up to $60,000,000 and such funds, together with the proceeds from the Financing, will provide sufficient funds to consummate the transactions contemplated hereby.


                                     ARTICLE

I.  COVENANTS OF THE COMPANY and Sub
          The Company and Sub covenant and agree with each other that from the date hereof through the Closing:

          1...................................................Maintenance of
Business Prior to Closing.


          Prior to the Effective Time, except as set forth in the Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Sub has consented in writing thereto, the Company:

               I..........................................shall, and shall cause each of its Subsidiaries to, conduct its operations and business according to their usual, regular and ordinary course consistent with past practice;

               II.........................................shall   use  its  best
efforts, and shall cause each of its Subsidiaries to use its best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

               III........................................shall  not,  and shall
cause  its  Subsidiaries   not  to,  amend  their  respective   certificates  of
incorporation or by-laws or comparable governing instruments;

               IV.........................................shall  promptly notify
Sub of (i) any Material Adverse Change, (ii) any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or (iii) the breach of any representation or warranty contained herein;

               V..........................................shall promptly deliver to Sub correct and complete copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

               VI.........................................shall  not,  and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger), release or relinquishment of any material contract rights, or any acquisition or disposition of Assets or securities other than in the ordinary course of business consistent with past practice;

               VII........................................shall  not,  and shall not permit any of its Subsidiaries to, (i) grant, confer or award any options, warrants, conversion rights or other rights or Equity Securities, not existing on the date hereof, to acquire any shares of its capital stock or other securities of the Company or its Subsidiaries or (ii) accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan or, except as contemplated by Section 3.3, authorize cash payments in exchange for any options granted under any of such plans;

               VIII.......................................shall  not,  and shall not permit any of its Subsidiaries to, amend the terms of the Benefit Plans, including, without limitation, any employment, severance or similar agreements or arrangements in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements or any employment, severance or similar agreements or arrangements;

               IX.........................................shall  not,  and shall not permit any of its Subsidiaries to, (i) increase or agree to increase the compensation payable or to become payable to its officers or, other than increases in accordance with past practice which are not material, to its employees or (ii) enter into any collective bargaining agreement;

               X..........................................shall  not,  and shall not permit any of its Subsidiaries to, (i) incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity or (ii) make any loans or advances to any other person, except in the case of clause (i) for borrowings under existing credit facilities in the ordinary course of business and, except in the case of clause
(ii) for advances consistent with past practice which are not material;

               XI.........................................shall  not,  and shall not permit any of its Subsidiaries to, (i) materially change any practice with respect to Taxes, (ii) make, change or revoke any material Tax election, or
(iii) settle or compromise any material dispute involving a Tax liability;

               XII........................................shall  not,  and shall not permit any of its Subsidiaries to, (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action or
(iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for share of its capital stock;

               XIII.......................................shall  not,  and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, securities or convertible securities (other than the issuance or shares of Company Common Stock upon the exercise of Options outstanding on the date hereof in accordance with their present terms);

               XIV........................................shall  not,  and shall not permit any of its Subsidiaries to, make or agree to make any capital expenditure except in accordance with the Company's capital expenditure plan for fiscal years 1998 and 1999, a true, correct and complete copy of which has been delivered to Sub;

               XV.........................................shall  not,  and shall not permit any of its Subsidiaries to, change any accounting principles or practices;

               XVI........................................shall  not,  and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Reports or incurred thereafter in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill, non-solicitation or similar agreement to which the Company or any Subsidiary is a party; and

               XVII.......................................shall  not,  and shall not permit any of its Subsidiaries to take, or agree (in writing or otherwise) or resolve to take, any of the foregoing actions.

          1...................................................Investigation   by
Sub.


          The Company shall allow Sub, its counsel, accountants and other representatives and the financial institutions (and their counsel and representatives) providing or proposed to provide financing in connection with this Agreement and the transactions contemplated hereby, during regular business hours upon reasonable notice, to make such reasonable inspection of the Assets, Facilities, business and operations of the Company and its Subsidiaries and to inspect and make copies of Contracts, books and records and all other documents and information reasonably requested by Sub and related to the operations and business of the Company and its Subsidiaries including, without limitation, historical financial information concerning the business of the Company and its Subsidiaries and to meet with designated Personnel of the Company or its Subsidiaries and/or their representatives. The Company and its Subsidiaries shall furnish to Sub promptly upon request (a) all additional documents and information with respect to the affairs of the Company and its Subsidiaries relating to their businesses and (b) access to the Personnel and to the Company's and its

Subsidiaries' accountants and counsel as Sub, or its counsel or accountants, may from time to time reasonably request and the Company and its Subsidiaries shall instruct their Personnel, accountants and counsel to cooperate with Sub, and to provide such documents and information as Sub and its representatives may request. Sub will hold, and will use its reasonable best efforts to cause its counsel, accountants and other representatives and the financial institutions (and their counsel and representatives) providing or proposed to provide financing in connection herewith, any nonpublic information in confidence to the extent required by, and in accordance with, that certain confidentiality letter, dated April 9, 1998, between Wasserstein Perella & Co., Inc. and Odyssey Investment Partners, LLC (the "Confidentiality Letter").

          2...................................................Consents and
Efforts.

               I..........................................Upon   the  terms  and
subject to the conditions set forth in this Agreement, each of the parties agrees to (A) promptly make its respective filings under the HSR Act with respect to the Merger and (B) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Sub and the Company will use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Merger, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations.

               II.........................................The    Company   shall
cooperate with any reasonable requests of Sub or the SEC related to the recording of the Merger as a recapitalization for financial reporting purposes, including, without limitation, to assist Sub and its Affiliates with any presentation to the SEC with regard to such recording and to include appropriate disclosure with regard to such recording in all filings with the SEC and all mailings to stockholders made in connection with the Merger. In furtherance of the foregoing, the Company shall provide to Sub for the prior review of Sub's advisors any description of the transactions contemplated by this Agreement which is meant to be disseminated.

               III........................................The    Company    will
provide, and will cause its Subsidiaries and its and their respective officers, employees and advisors to provide, all reasonable cooperation in connection with the arrangement of any financing (including the Financing) to be consummated contemporaneous with or at or after the Closing in respect of the transactions contemplated by this Agreement, including without limitation, (x) participation in meetings, due diligence sessions and road shows, (y) the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, and (z) the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as may be requested by Sub; provided that the form and substance of any of the material documents referred to in clause (y), and the terms and conditions of any of the material agreements and other documents referred to in clause (z), shall be substantially consistent with the terms and conditions of the financing required to satisfy the condition precedent set forth in Section 7.3(f). In addition, in conjunction with the obtaining of any such financing, the Company agrees, at the request of Sub, to call for prepayment or redemption, as the case may be, any then existing indebtedness of the Company; provided that such prepayment or redemption shall only be made comteporaneously with or after the Effective Time.

               IV.........................................Sub   shall   use  its
reasonable best efforts to arrange the Financing pursuant to the Financing Letters.

          1...................................................Other Offers.

               I..........................................Neither   the  Company
nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or Subsidiaries to, (x) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any corporation, partnership, person or other entity or group, other than Sub and its representatives and affiliates, relating to (i) any acquisition or purchase of 20% or more of the assets or of over 20% of any class of Equity Securities of the Company and its Subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of Equity
Securities of the Company or any of its Subsidiaries, (iii) any merger, consolidation, recapitalization, sale of all or substantially all of the assets, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the assets other than the transactions contemplated by this Agreement or (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which could reasonably be expected to materially dilute the benefits to Sub of the transactions contemplated hereby (each such transaction being referred to herein as an "Acquisition Proposal"), or agree to or endorse any Acquisition Proposal, (y) enter into or participate in any discussions or negotiations regarding any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Sub and its representatives and affiliates) to do or seek any of the foregoing, (z) grant any waiver or release under any standstill or similar agreement with respect to any Equity Securities of the Company or any of its Subsidiaries; provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to the Company in any material respect than the Confidentiality Letter, and a copy of which shall be provided for informational purposes only to Sub) concerning the Company and its businesses, properties or Assets to any person, corporation, entity or "group," as defined in Section 13(d) of the Exchange Act, other than Sub or any of its Affiliates (a "Third Party") who has made a bona fide Acquisition Proposal, (ii) engaging in discussions or negotiations with such a Third Party who has made a bona fide Acquisition Proposal, (iii) following receipt of a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, (iv) following receipt of a bona fide Acquisition Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 4.25 hereof and/or (v) taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction but in each case referred to in the foregoing clauses (i) through (iv), only to the extent that (A) the Board of Directors of the Company shall have concluded in good faith on the basis of written advice from outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law and (B) the Board of Directors of the Company shall have concluded in good faith after consultation with its financial advisor that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person or entity making the proposal and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement; provided, further, that the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (i) through (iv) until after giving reasonable notice to Sub with respect to its intent to take such action and informing Sub of the terms and conditions of such proposal and the identity of the person making it. The Company shall immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company and its Subsidiaries hereby represent that they are not now engaged in discussions or negotiations with any party other than Sub with respect to any proposed Acquisition Transaction.

               II.........................................If a Payment Event (as
hereinafter defined) occurs, the Company shall pay to Sub, within one business day following such event, a fee of $6,500,000. "Payment Event" means (1) the termination of this Agreement pursuant to Section 8.1(a)(v); (2) the termination of this Agreement pursuant to Section 8.1(a)(vi); (III) the termination of this Agreement by Sub pursuant to Section 8.1(a)(iii) but only if the failure of a condition arises from a breach of obligation or untruth or incorrectness of any representation or warranty which breach or untruth or incorrectness arises out of the bad faith or willful misconduct of the Company; or (IV) the occurrence of any of the following events if this Agreement shall have been terminated (1) by Sub pursuant to Section 8.1(a)(iii) due to a failure of any of the conditions set forth in Sections 7.1(a), 7.3(a), 7.3(e), 7.3(g) or 7.3(h) to be satisfied, or (2) pursuant to Sections 8.1(a)(ii) or (vii), or (3) by the Company pursuant to Section 8.1(a)(iii) due to a failure of any of the conditions set forth in
Section 7.1(a) to be satisfied: (A) any Third Party other than Sub or any of its Affiliates or any party to the Voting Agreement (a "Permitted Party") (so long as no such party to the Voting Agreement is a member of a "group" (as defined in Section 13(d) of the Exchange Act) which includes any other person) shall have become the beneficial owner of more than 20% of the outstanding shares of Company Common Stock; or (B)(x) any Third Party (other than Sub or any of its Affiliates) shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public (including being known by stockholders of the Company owning of record or beneficially in the aggregate 5% or more of the outstanding shares of Company Common Stock) a bona fide intention to make an Acquisition Proposal (including by making such an Acquisition Proposal) and (y) on or prior to the date that is within 12 months of the termination of this Agreement, the Company either consummates with a Third Party a transaction the proposal of which would otherwise qualify as an Acquisition Proposal under
Section 6.4(a) or enters into a definitive agreement with a Third Party with respect to a transaction the proposal of which would otherwise qualify as an Acquisition Proposal under Section 6.4 (whether or not such Third

Party is the Third Party referred to in clause (x) above).

               III........................................Upon   termination  of
this Agreement (I) by Sub pursuant to Section 8.1(a)(iii) due to a failure of any of the conditions set forth in Sections 7.1(a), 7.3(a), 7.3(e), 7.3(g) or 7.3(h) to be satisfied, or (II) pursuant to Sections 8.1(a)(v), (vi) or (vii), or (III) by the Company pursuant to Section 8.1(a)(iii) due to a failure of any of the conditions set forth in Section 7.1(a) to be satisfied, the Company shall reimburse Sub and its Affiliates not later than two business days after submission of reasonable documentation thereof for all of their documented out-of-pocket fees and expenses (including, without limitation, the reasonable fees and expenses for their counsel (billed at standard billing rates for Sub) and investment banking fees), actually incurred by any of them or on their behalf in connection with this Agreement and the transactions contemplated hereby and the arrangement of, obtaining the commitment to provide or obtaining the financing for transactions contemplated by this Agreement (including any fees payable to the entities providing for such financing and their respective counsel billed at standard rates for Sub); provided that the aggregate amount payable pursuant to this Section 6.4(c) shall not exceed $1,500,000.

               IV.........................................The Company
acknowledges that the agreements contained in this Section 6.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 6.4, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the Company for the fee or fees and expenses set forth in this
Section 6.4, the Company shall also pay to Sub its costs and expenses incurred in connection with such litigation.

               V..........................................The  Company  and  its
Subsidiaries shall (i) immediately notify Sub (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Acquisition Proposal, (ii) promptly notify Sub of the terms of any proposal which it may receive in respect of any such Acquisition Proposal, including, without limitation, the identity of the prospective purchaser or soliciting party, (iii) promptly provide Sub with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (iv) keep Sub informed of the status of such offer and the offeror's efforts and activities with respect thereto.

               VI.........................................This Section 6.4 shall survive any termination of this Agreement, however caused.

          1...................................................Meeting of
Stockholders.


          The Company shall take all action necessary in accordance with applicable law and its certificate of incorporation and by-laws, including the timely mailing of the Proxy Statement, to convene the Special Meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of the Company shall recommend such approval, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such approval; provided that the Board of Directors of the Company may fail to make or withdraw or modify such recommendation, but only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of written advice from outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law. The Company will use its best efforts to hold such meeting as soon as practicable after the date hereof.

          2...................................................Proxy Statement.

               I..........................................Sub  and  the  Company
shall cooperate and prepare, and the Company shall file with the SEC as soon as practicable, a proxy statement with respect to the Special Meeting of the stockholders of the Company in connection with the Merger (the "Proxy Statement"), respond to comments of the staff of the SEC, clear the Proxy Statement with the staff of the SEC and promptly thereafter mail the Proxy Statement to all holders of record of Company Common Stock. The Company shall comply in all respect with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder applicable to the Proxy Statement and the solicitation of proxies for the Special Meeting (including any requirement to amend or supplement the Proxy Statement) and each party shall furnish to the other such information relating to it and its Affiliates and the transactions contemplated by this Agreement and such further and supplemental information as may be reasonably requested by the other party. The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger, unless otherwise required by the fiduciary duties of the directors under applicable law as contemplated hereby. The Company shall use all reasonable efforts, and Sub will cooperate with the Company, to have all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto.

               II.........................................No     amendment    or
supplement to the Proxy Statement shall be made by Sub or the Company without the approval of the other party. The Company shall advise Sub of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          1...................................................Schedule 13E-3.


          If, in the opinion of the Company's counsel after consultation with counsel to Sub, the filing with the SEC of a Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") in connection with the Merger is required by Rule 13e-3 under the Exchange Act, the Company shall file the Schedule 13E-3 with the SEC at the time of filing of the Proxy Statement. If the Schedule 13E-3 is filed, at the time of any amendment to the Proxy Statement, the parties shall cause to be file with the SEC an appropriate amendment to the Schedule 13E-3.

          2...................................................Director and
Officer Liability.

          (a)..................................................For a period of 6 years after the Effective Time, Sub will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's certificate of incorporation and by-laws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. To the maximum extent permitted by the DGCL, such indemnification shall be mandatory rather than permissive and the Surviving Corporation shall advance expenses in connection with such indemnification. The by-laws of the Surviving Corporation shall contain provisions substantially similar in terms of the rights granted to the provisions with respect to indemnification and insurance set forth in the Company's certificate of incorporation, which provisions shall not be amended in any manner that would adversely affect the rights under those by-laws of the Company's employees, agents, directors or officers for acts or omissions on or prior to the Effective Time, except if such amendment is required by law. For a period of 6 years after the Effective Time, Sub will cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section 6.8, Sub shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 125% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Sub.

          (b)..................................................In furtherance of and not in limitation of the preceding paragraph, Sub agrees that the officers and directors of the Company that are defendants in all litigation commenced by stockholders of the Company with respect to (x) the performance of their duties as such officers and/or directors under federal or state law (including litigation under federal and state securities laws) and (y) the Merger, including, without limitation, any and all such litigation commenced on or after the date of this Agreement (the "Subject Litigation") shall be entitled to be represented, at the reasonable expense of the Company, in the Subject Litigation by one counsel (and Delaware counsel if appropriate and one local counsel in each jurisdiction in which a case is pending) each of which such counsel shall be selected by a plurality of such director defendants; provided that the Company shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and that a condition to the indemnification payments provided in Section 6.8(a) shall be that such officer/director defendant not have settled any Subject Litigation without the consent of the Company (such consent not to be unreasonably withheld) and, prior to the Closing, Sub; and provided further that neither Sub nor the Company shall have any obligation hereunder to any officer/director defendant when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such officer/director defendant in the manner contemplated hereby is prohibited by applicable law.

          (c)..................................................In  the event the
Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume its obligations set forth in this Section 6.8.

          3...................................................Notices of Certain
Events.


          The Company shall promptly notify Sub of:

               I..........................................any  notice  or  other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

               II.........................................any  notice  or  other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

               III........................................any  Actions commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 4.12 or which relate to the consummation of the transactions contemplated by this Agreement.

          1...................................................Further
Assurances.


          At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

          2 ...........................................Resignation of Directors.


          At the Closing, the Company shall deliver to Sub evidence satisfactory to Sub of the resignation of all directors of the Company, effective at the Effective Time.

          3 .........................................Financial Statements,  Etc.


          Within 30 days after the end of each calendar month, the Company and its Subsidiaries shall provide Sub with the interim financial statements relating to such calendar month. Such interim financial statements shall (a) be in accordance with the books and records of the Company and its Subsidiaries, (b) be prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except for the absence of footnotes) and present fairly and accurately in accordance with GAAP the Assets, liabilities (including, without limitation, all reserves) and financial condition of the Company and its Subsidiaries as of the respective dates thereof and the results of operations, stockholders' equity and cash flows for the periods covered thereby.


                                     ARTICLE

I.
CONDITIONS TO THE MERGER

          1...................................................Conditions  to the
Obligations of Each Party.


          The obligations of the Company and Sub to consummate the transactions contemplated hereby on the Closing Date are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

               I..........................................This  Agreement  shall have been adopted by the stockholders of the Company in accordance with the DGCL;

               II.........................................Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated; and

               III........................................No  provision  of  any applicable law or regulation and no judgment, order, decree or injunction shall prohibit or restrain the consummation of the Merger; provided, however, that the Company and Sub shall each use its reasonable best efforts to have any such judgment, order, decree or injunction vacated.

          1...................................................Conditions  to the
Obligations  of the Company.


          The obligations of the Company to consummate the transactions contemplated hereby on the Closing Date are subject, in the sole discretion of the Company, to the satisfaction, on or prior to the Closing Date, of the following conditions, which may be waived by the Company in accordance with
Section 8.4: (a) all representations and warranties of Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as if such representations and warranties were made at and as of the Closing Date (except to the extent that any such representations and warranties were made as of a specified date, which representations and warranties shall continue on the Closing Date to be true as of such specified date), (b) Sub shall have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by it prior to or on the Closing Date and (c) the

Company shall have received, at or prior to the Closing, a certificate executed by the President of Sub certifying that, as of the Closing Date, the conditions set forth in Section 7.2(a) and (b) have been satisfied.

          2...................................................Conditions  to the
Obligations  of Sub.


          The obligations of Sub to consummate the transactions contemplated hereby on the Closing Date are subject, in the sole discretion of Sub, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Sub in accordance with Section 8.4:

               I..........................................Representations,
Warranties and Covenants.

               II.........................................All representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except to the extent that any such representations and warranties were made as of a specified date, such representations and warranties shall continue on the Closing Date to have been true in all material respects as of such specified date), except where the untruth or incorrectness of such representations and warranties would not, singly or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Section 7.3(a)(i), the representations and warranties of the Company contained in this Agreement shall be deemed to have been made without any qualification as to knowledge or materiality and, accordingly, all references in such representations and warranties to "material," "Material Adverse Effect," "in all material respects," "Material Adverse Change," "knowledge," "best knowledge" and similar terms and phrases (including, without limitation, references to the dollar thresholds therein) shall be deemed to be deleted therefrom, provided that the foregoing clause shall not apply solely for the purpose of determining the truth and correctness of the lists set forth in certain informational representations and warranties that require disclosure of lists of items of a material nature or above a specified threshold.

               III........................................The Company shall have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

               IV.........................................Sub     shall     have
received, at or prior to the Closing, a certificate executed by the President and the Chief Financial Officer of the Company certifying that, as of the Closing Date, the conditions set forth in Sections 7.3(a), (b) and (e) have been satisfied.

               V..........................................No Proceedings or
Litigation.


          No Actions by any governmental authority or any other entity or person shall have been instituted or threatened for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby and which could reasonably be expected to damage Sub or materially adversely affect the value of the Company Common Stock or the Assets, business or operations of the Company and its Subsidiaries or Sub's ability to own and operate the Assets, business or operations of the Company and its Subsidiaries, if the transactions contemplated hereby are consummated.

               VI.........................................Recapitalization.


          Sub shall be reasonably satisfied that the Merger shall be recorded as a "recapitalization" for financial reporting purposes.

               VII........................................Consents.




               VIII.......................................All consents,
approvals and licenses of any governmental or other regulatory body required in connection with the execution, delivery and performance of this Agreement and for the Surviving Corporation to conduct the business of the Company in substantially the manner now conducted, shall have been obtained, unless the failure to obtain such consents, authorizations, orders or approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company after giving effect to the transactions contemplated by this Agreement (including the Financing).

               IX.........................................All consents listed on
Schedule 4.9 of the Disclosure Schedule shall have been obtained.

               X..........................................Material Changes.


          Since March 31, 1998, there shall not have been any Material Adverse Change with respect to the Company and, to the knowledge of the Company, there shall have been no potential or threatened Material Adverse Change with respect to the Company.

               XI.........................................Financing.



          The funding contemplated by the Financing Letters shall have been obtained.

               XII........................................Certain Other
Agreements.



               XIII.......................................The  Persons listed in
Schedule 7.3(g) shall have entered into, as applicable, (a) the employment agreements and (b) one or more agreements relating to their respective equity interests in the Company after the Effective Time, in each case on the terms and conditions substantially consistent with the terms and conditions of such agreements set forth on
Schedule 7.3(g) hereto.

               XIV........................................The Stockholders party to the Voting Agreement shall have performed their obligations under the Voting Agreement in all material respects.

               XV.........................................That certain
Stockholders Agreement, dated as of October 8, 1992, and as amended as of July 3, 1996, by and among the Company, Stephen Russell and Hanseatic Corp. shall be terminated and of no further force or effect and any and all rights conferred to such parties therein shall have been waived pending the consummation of the Merger.

               XVI........................................Financial Information.
Ernst & Young LLP shall have completed its audit, in accordance with generally accepted auditing standards, of the Company's balance sheet as of June 30, 1998 and the corresponding statement of income, change in stockholders' equity and cash flows for the fiscal year ended June 30, 1998, and shall have issued an unqualified report with respect thereto (including that such audited financial statements are in accordance with GAAP).


ARTICLE XVII.

                                  MISCELLANEOUS

          1...................................................Termination.

               I..........................................Termination.


          This Agreement may be terminated prior to the Effective Time as follows (notwithstanding any approval of the Merger by the stockholders of the Company):

               II.........................................by mutual written consent of Sub and the Company at any time;

               III........................................by  Sub or the Company
if the Closing shall not have occurred on or before November 30, 1998, provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

               IV.........................................by  either the Company or Sub, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy;

               V..........................................by  either the Company or Sub, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Sub or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable;

               VI.........................................by Sub if the Board of
Directors of the Company shall have (A) withdrawn or modified or amended, in a manner adverse to Sub, its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger, (B) approved, recommended or endorsed an Acquisition Proposal (including a tender or exchange offer for Company Common Stock) or shall have failed to reconfirm its recommendation of this Agreement and the Merger within five business days of Sub's request that it do so, (C) failed to call the Stockholders Meeting or failed as promptly as practicable to mail the Proxy Statement to its stockholders or failed to include in such statement the recommendation referred to above, (D) in response to the commencement of any tender offer of exchange offer for more then 20% of the outstanding shares of Company Common Stock, not recommended rejection of such tender offer or exchange offer; or (E) resolved to do any of the foregoing;

               VII........................................by   the   Company  if
prior to the Effective Time, in good faith, based upon written advice from outside counsel and in order to prevent the Board of Directors from breaching its fiduciary duty, the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to Sub, its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger in order to permit the Company to execute a definitive agreement providing for the acquisition of the Company or in order to approve a tender or exchange offer for any or all of the Company Common Stock, in either case, that is determined, by the Board of Directors of the Company to be on financial terms more favorable to the Company's stockholders than the Merger, provided that the Company shall be in compliance with Section 6.4; or

               VIII.......................................by  either the Company or Sub if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement and the Merger is voted upon, the requisite stockholder adoption and approval shall not have been obtained.

                         The party desiring to terminate this Agreement pursuant
to Sections 8.1(a)(ii)-(vii) shall give written notice of such termination to the other party in accordance with Section 8.3.

               IX.........................................Effect of Termination.



          If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or such party's officers, directors, employees or representatives, except (i) that the agreements contained in Sections 6.4,
8.8 and 8.13 hereof shall survive the termination hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

               X..........................................Procedure Upon
Termination.


          In the event of termination of this Agreement pursuant to Section 8.1:

               XI.........................................Each party shall redeliver all documents, work papers and other material of any other party and any and all copies thereof relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

               XII........................................No confidential information received by any party with respect to the business of any other party or its Affiliates shall be disclosed to any third party, unless required by law; and

               XIII.......................................The Confidentiality
Letter shall survive in accordance with its terms.

          1...................................................Assignment.


          Neither this Agreement nor any of the rights or obligations hereunder may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of all other parties to this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and, with respect to the provisions of Section 6.8 hereof, shall inure to the benefit of the persons or entities benefiting from the provisions thereof who are intended to be third-party beneficiaries thereof, `and no other person shall have any right, benefit or obligation hereunder.

          2...................................................Notices.


          All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by telecopy, upon receipt of telephonic or electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to the Company, addressed to:

               Celadon Group, Inc.
               One Celadon Drive
               Indianapolis, IN  46236-4207
               Attention: Stephen Russell
               Telecopy: (317) 890-8099

          With a copy to:

               Proskauer Rose LLP
               1585 Broadway
               New York, NY  10037
               Attention:  Arnold Jacobs, Esq.
               Telecopy:  (212) 969-2900

          If to Sub, addressed to:

               Laredo Acquisition Corp.
               c/o Odyssey Investment Partners, LLC
               280 Park Avenue, 38th Floor
               New York, NY   10017
               Attention:  Brian Kwait
               Telecopy:  (212) 351-7925

          With a copy to:

               Latham & Watkins
               885 Third Avenue
               Suite 1000
               New York, NY  10022
               Attention:  Richard Trobman, Esq.

               Telecopy:  (212) 751-4864

          or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          3............................................................Entire
Agreement;  Waivers.


          This  Agreement,  together  with all  exhibits  and  schedules  hereto
(including,   without limitation,  the  Disclosure  Schedule),  and  the  other agreements referred to herein, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The Confidentiality Letter shall terminate at the Effective Time.

          4............................................................Multiple
Counterparts.


          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5......................................................Invalidity.


          In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          6............................................................Titles.


          The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          7............................................................Fees  and
Expenses.


          Except as provided in Section 6.4 hereof, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          8.................................................Cumulative Remedies.


          All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          9..........................................GOVERNING LAW.


          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

          10................................................Amendment.


          This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto shall terminate at the Effective Time.

          11.....................................Public Announcements.


          Neither Sub, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the Voting Agreement, including the Merger, without the other party's prior consent (such consent not to be unreasonably withheld), except as may be required by applicable law, court process or the quotation requirements of NASDAQ. In addition to the foregoing, Sub and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

          12.......................................Enforcement of Agreement.

          The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          13............................................Non-survival of
Representations,   Warranties.


          The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

          14...........................................Interpretive Provisions.

               I...................................................The     words
"hereof," "herein," "hereby" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof.

               II..................................................Accounting
terms used but not otherwise defined herein shall have the meanings given to such terms under GAAP.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.




                                                     LAREDO ACQUISITION CORP.

                                                     By:________________________

                                                     Name:______________________

                                                     Title:_____________________



                                                     CELADON GROUP, INC.

                                                     By:________________________

                                                     Name:______________________

                                                     Title:_____________________

                                                                            Page
                                                                            ----


                                TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS ...............................................2

     1.1.  Defined Terms ..............................................2
     1.2.  Other Defined Terms ........................................7

ARTICLE II.  THE MERGER ...............................................8

     2.1.  The  Merger ................................................8
     2.2.  Effective Time .............................................8
     2.3.  Closing ....................................................8
     2.4.  Certificate of Incorporation and By-Laws ...................8
     2.5.  Directors ..................................................9
     2.6.  Officers ...................................................9

ARTICLE III.  EFFECT OF MERGER ON SECURITIES OF SUB AND THE
                COMPANY ...............................................9

     3.1.  Conversion of Sub Common Stock. ............................9
     3.2.  Conversion of Company Common Stock. ........................9
     3.3.  Options ....................................................10
     3.4.  Warrants ...................................................10
     3.5.  Exchange of Certificates ...................................10
     3.6.  Dissenting Shares ..........................................12

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE
                COMPANY ...............................................13

     4.1.  Organization and Capitalization ............................13
     4.2.  Authorization ..............................................14
     4.3.  Subsidiaries ...............................................14
     4.4.  Absence of Certain Changes or Events. ......................15
     4.5.  Title to Assets; Absence of Liens and Encumbrances, etc. ...15
     4.6.  Contracts and Commitments ..................................17

                                                                            Page
                                                                            ----

     4.7.  Permits ....................................................18
     4.8.  No Conflict or Violation ...................................19
     4.9.  Consents and Approvals .....................................19
     4.10. SEC Documents; Financial Statements, etc. ..................19
     4.11. Undisclosed Liabilities ....................................20
     4.12. Litigation .................................................20
     4.13. Labor Matters ..............................................20
     4.14. Compliance with Law ........................................21
     4.15. No Brokers .................................................21
     4.16. Proprietary Rights .........................................22
     4.17. Employee Plans .............................................22
     4.18. Tax Matters ................................................24
     4.19. Insurance ..................................................26
     4.20. Customers and Suppliers ....................................26
     4.21. Compliance with Environmental Laws. ........................26
     4.22. No Other Agreements to Sell the Assets or Shares of the
                 Company or its Subsidiaries ..........................28
     4.23. Prohibited Payments ........................................28
     4.24. Opinion of Financial Advisor ...............................28
     4.25. Board Recommendation .......................................28
     4.26. Required Company Vote ......................................28
     4.27. Proxy Statement; Schedule 13E-3. ...........................29

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF SUB .....................29

     5.1.  Organization ...............................................29
     5.2.  Authorization ..............................................29
     5.3.  Consents and Approvals .....................................29
     5.4.  No Conflict or Violation ...................................30
     5.5.  Proxy Statement ............................................30
     5.6.  Financing ..................................................30

ARTICLE VI.  COVENANTS OF THE COMPANY AND SUB .........................30

     6.1.  Maintenance of Business Prior to Closing ...................30
     6.2.  Investigation by Sub .......................................32
     6.3.  Consents and Efforts .......................................33
     6.4.  Other Offers ...............................................34

                                                                            Page
                                                                            ----

     6.5.  Meeting of Stockholders ....................................36
     6.6.  Proxy Statement ............................................37
     6.7.  Schedule 13E-3 .............................................37
     6.8.  Director and Officer Liability .............................37
     6.9.  Notices of Certain Events ..................................38
     6.10. Further Assurances .........................................39
     6.11. Resignation of Directors ...................................39
     6.12. Financial Statements, Etc ..................................39

ARTICLE VII.  CONDITIONS TO THE MERGER ................................39

     7.1.  Conditions to the Obligations of Each Party. ...............39
     7.2.  Conditions to the Obligations of the Company. ..............40
     7.3.  Conditions to the Obligations of Sub. ......................40

ARTICLE VIII.  MISCELLANEOUS ..........................................42
     8.1.  Termination ................................................42
     8.2.  Assignment .................................................44
     8.3.  Notices ....................................................45
     8.4.  Entire Agreement; Waivers ..................................45
     8.5.  Multiple Counterparts ......................................46
     8.6.  Invalidity .................................................46
     8.7.  Titles .....................................................46
     8.8.  Fees and Expenses ..........................................46
     8.9.  Cumulative Remedies ........................................46
     8.10. GOVERNING LAW ..............................................46
     8.11. Amendment ..................................................46
     8.12. Public Announcements .......................................47
     8.13. Enforcement of Agreement ...................................47
     8.14. Non-survival of Representations, Warranties ................47
     8.15. Interpretive Provisions ....................................47

                                                                            Page
                                                                            ----

                                                                  EXECUTION COPY

                                VOTING AGREEMENT

          AGREEMENT dated as of June 23, 1998 by and between LAREDO ACQUISITION CORP., a Delaware corporation ("Acquisition"), and the other parties signatory hereto (each a "Stockholder").

                                    RECITALS

          A. Concurrently herewith, Acquisition, and Celadon Group, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (as such agreement may be amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which (and subject to the terms and conditions specified therein) Acquisition will be merged with and into the Company (the "Merger").


          B. As a condition to Acquisition entering into the Merger Agreement, Acquisition requires that each Stockholder enter into, and each such Stockholder hereby agrees to enter into, this Agreement.


                                    AGREEMENT

          To implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

3. Representations and Warranties of Stockholders. Each Stockholder hereby severally and not jointly represents and warrants to Acquisition as follows:


          A.   Ownership of Shares.

               i. Such Stockholder is the record holder or beneficial owner of the number of shares of Company Common Stock as is set forth opposite such Stockholder's name on Schedule I hereto (such shares shall constitute the "Existing Shares", and together with any shares of
          Company Common Stock acquired of record or beneficially by such Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, shall constitute the "Shares").

               ii. On the date hereof, the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the outstanding shares of Company Common Stock owned of record or beneficially by such Stockholder. Such Stockholder does not have record or beneficial ownership of any Shares not set forth on Schedule I hereto.

               iii. Such Stockholder has sole power of disposition with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I and sole voting power with respect to the matters set forth in Section 2 hereof and sole power to demand appraisal rights, in each case with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this

                                                                            Page
                                                                            ----

            Agreement.

               iv. Such Stockholder will have sole power of disposition with respect to Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder and will have sole voting power with respect to the matters set forth in Section 2 hereof and sole power to demand appraisal rights, in each case with respect to all Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

          B. Organization; Power; Binding Agreement. If such Stockholder is a corporation, such Stockholder is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of its organization. If such Stockholder is a corporation, such Stockholder has the necessary corporate power and authority to enter into and perform all of such Stockholder's obligations under this Agreement and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other corporate proceedings on the part of such Stockholder are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

          C. No Conflicts. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, and any required amendments to any Schedule 13D filed by any such Stockholder,
(A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (B) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable certificate of incorporation, bylaws, trust, partnership agreement or other agreements or organizational documents applicable to such Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, law, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

          D. No Transfer. Except as described on Schedule II, such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other

                                                                            Page
                                                                            ----

encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          E. No Finders. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder in his or her capacity as such.

          F. Acknowledgment. Such Stockholder understands and acknowledges that Acquisition is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

1.  Agreement To Vote; Proxy.

2. Voting. Each Stockholder hereby severally and not jointly agrees that, until the Termination Date (as defined in Section 7 hereof), at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by such Stockholder
(i) in favor of the Merger and adoption of the Merger Agreement, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would (or would be reasonably likely to) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as specifically requested in writing by Acquisition in advance, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (2) a sale, lease or transfer (whether by merger, consolidation, operation of law or otherwise) of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (3) (a) any change in the majority of the board of directors of the Company; (b) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or by-laws; (c) any other material change in the Company's corporate structure or business; or (d) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement or the contemplated economic benefits of any of the foregoing. Such Stockholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

3. PROXY. EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, ACQUISITION AND BRIAN KWAIT, PRESIDENT OF ACQUISITION, AND DOUGLAS HITCHNER, VICE PRESIDENT OF ACQUISITION, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF ACQUISITION, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF ACQUISITION, AND ANY OTHER DESIGNEE OF ACQUISITION, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS INDICATED IN SECTION 2.1 ABOVE. EACH STOCKHOLDER INTENDS THIS PROXY

                                                                            Page
                                                                            ----


TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO SUCH STOCKHOLDER'S SHARES.

4. Certain Covenants of Stockholders. Except in accordance with the terms of this Agreement, each Stockholder hereby severally covenants and agrees as follows:

5. No Solicitation. Prior to the Termination Date, no Stockholder shall, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Acquisition or any Affiliate thereof) with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal (as defined in Section 6.4 in the Merger Agreement). If any Stockholder in its capacity as such receives any such inquiry or proposal, then such Stockholder shall promptly inform Acquisition of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Stockholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, nothing in this Section 3.1 shall restrict a Stockholder who is also a director of the Company from taking actions in such Stockholder's capacity as a director to the extent and in the circumstances permitted by Section 6.4 of the Merger Agreement.

6. Restriction on Transfer, Proxies and Noninterference; Restriction on Withdrawal. Prior to the Termination Date, no Stockholder shall, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement and to Acquisition pursuant to this Agreement, offer for sale, sell, transfer (whether by merger, consolidation, operation of law or otherwise), tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer (whether by merger, consolidation, operation of law or otherwise), tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of such Stockholder's Shares or any interest therein, (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement. Acquisition acknowledges the circumstances described on Schedule II which shall not be construed as a breach of this covenant.

7. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal from the Merger that such Stockholder may have.

8. Agreement to Roll-Over. Each Stockholder listed on Schedule A to the Merger Agreement understands and acknowledges that Sub is entering into the Merger
Agreement in reliance upon the conversion of their shares into the right to receive the Surviving Corporation Common Stock and agree to such conversion pursuant to Section 3.2 of the Merger Agreement. Each Stockholder hereby agrees to

                                                                            Page
                                                                            ----

rollover the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule A to the Merger Agreement.

9. Confidentiality, No Hire.

          A. Each Stockholder agrees that for a period ending five years after the Effective Time of the Merger, such Stockholder will not disclose to any other party, unless required to do so by law, any Confidential Information relating to the Company or to any subsidiary or affiliate thereof which information was acquired during the course of such Stockholder's relationship with the Company. As used in this Agreement, the term "Confidential Information" means information that is not generally known or available to the public and that is used, developed or obtained by the Company or its subsidiaries or affiliates in connection with its businesses, including but not limited to, (i) products or services; (ii) fees, costs and pricing structures; (iii) designs;
(iv) computer software, including operating systems, applications and program listings; (v) flow charts, manuals and documentation; (vi) data bases; (vii) accounting and business methods; (viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice; (ix) customers or customer requirements, order levels or projections and customer or client lists; (x) other copyrightable works; (xi) all technology and trade secrets; and (xii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Stockholder proposes to disclose or use such information.

          B. Each Stockholder agrees that for a period ending two years after the Effective Time of the Merger, without the prior written consent of the Company, neither such Stockholder nor any business or enterprise with which such Stockholder is associated as an officer, director or controlling shareholder or other investor (in each case, with the power to direct or cause the direction of the management of such business or enterprise) will employ or attempt to employ an employee of the Company or any of its Subsidiaries or joint ventures.

1. Hanseatic Agreement. Each Stockholder that is a party to that certain Stockholders Agreement dated as of October 8, 1992 and as amended as of July 3, 1996 (the "Stockholders Agreement") by and among the Company, Stephen Russell, and Hanseatic Corporation agrees that, from the date hereof until the date the Merger Agreement is terminated in accordance with its terms, the Stockholders Agreement shall be of no force or effect to the extent that the Stockholders Agreement is inconsistent with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby and that such Stockholder shall not, and shall not attempt to, either directly or indirectly, exercise any of its rights under the Stockholders Agreement in any manner inconsistent with this
Agreement, the Merger Agreement or the transactions contemplated hereby or thereby (it being agreed that, without limitation, the exercise of any rights under Article II of the Stockholders Agreement by any Stockholder in connection with the transactions contemplated by the Merger Agreement would be inconsistent with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby). Each Stockholder that is party to the Stockholders Agreement further agrees that the Stockholder Agreement shall terminate as of the Closing and to execute such additional documents and agreements to effect the foregoing. Acquisition acknowledges that Hanseatic Corporation's representations and warranties set forth in Sections 1(a)(ii), 1(a)(iii) and 1(a)(iv) shall not be deemed to have been breached as a result of the existence of the Stockholders Agreement.

2. Further Assurances. From time to time, at the other party's request and without further consideration,

                                                                            Page
                                                                            ----

each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

3. Certain Events. Each Stockholder agrees that this Agreement and the obligations thereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

4. Stop Transfer. Each Stockholder agrees with, and covenants to, Acquisition that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

5. Termination. The obligations of the Stockholders under this Agreement shall terminate upon the date the Merger Agreement is terminated in accordance with its terms. The termination of this Agreement shall not relieve any party from liability for any breach of this Agreement.

6. Miscellaneous.

7. Entire  Agreement;  Assignment.  This  Agreement (i)  constitutes  the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, provided that Acquisition may assign, in its sole discretion, its rights and obligations hereunder to any affiliate of Acquisition, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

8. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that Schedule I may be supplemented by Acquisition by adding the name and other relevant information concerning any stockholder of the Company who is or agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

9. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the Stockholders at the addresses set forth on Schedule I hereto. All communications hereunder shall be delivered to Acquisition as follows:


   c/o    Odyssey Investment Partners, LLC
          280 Park Avenue
          West Tower, 38th Floor

                                                                            Page
                                                                            ----

          New York, New York  10017
          Attn:  Brian Kwait

copy to:

          Latham & Watkins
          885 Third Avenue, Suite 1000
          New York, New York  10022
          Attn.:  Richard Trobman

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

13. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

14. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

15. Definitions; Construction. For purposes of this Agreement:

          A. "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

          B. "Person" shall mean an individual, corporation, partnership, joint venture, association, trust,

                                                                            Page
                                                                            ----

unincorporated organization or other entity.

          C. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, subdivision, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all stock distributed pursuant to such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed, exchanged, split, subdivided, combined or recapitalized.

1. Stockholder Capacity. Notwithstanding anything herein to the contrary, no person executing this Agreement who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. Each Stockholder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Stockholder's Shares.


                            [Signature Page Follows]

                                                                            Page
                                                                            ----

          IN WITNESS WHEREOF, Acquisition and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.




                                                     LAREDO ACQUISITION CORP.



                                                     By:________________________


                                                     Name:______________________



                                                     Title:_____________________









                                                     By:________________________


                                                     Name:______________________



                                                     Title:_____________________

                                                                            Page
                                                                            ----



                                                     STOCKHOLDERS:





                                                     Stephen Russell





                                                     ___________________________







                                                     Hanseatic Corporation








                                                     By:________________________



                                                     Name:______________________

                                                                            Page
                                                                            ----


                                                     Title:_____________________

                                                                            Page
                                                                            ----


                                   Schedule I
                                   ----------

Name                                                 Number of Existing Shares

Stephen Russell                                      924,804
Hanseatic Corporation                                947,232*


     *Exclusive of 12,121 shares issuable upon exercise of warrants, which for purposes of this Agreement shall be deemed Shares solely in the event of exercise of such warrants.

                                                                            Page
                                                                            ----
                                   Schedule II
                                   -----------

Hanseatic Americas LDC and certain clients of Hanseatic Corporation have economic rights with respect to the Shares beneficially owned by Hanseatic Corporation. However, such rights do not impair or limit Hanseatic Corporation's record and beneficial ownership power of disposition, voting power or power to demand appraisal rights with respect to its Shares.

KCSA
WORLDWIDE News
--------------------------------------------------------------------------------
Public & Investor Relations, Corporate & Marketing Communications



FOR:                       CELADON GROUP, INC.
                           One Celadon Drive
                           Indianapolis, IN  46235

CONTACT:                   Steve Russell/Bob Goldberg
                           (317) 972-7034/(317) 972-7039

ODYSSEY                    Kekst & Company
INVESTMENT                 Jim Fingeroth/Wendi Kopsick
PARTNERS:                  (212) 521-4800

KCSA                       Joseph A. Mansi/Adam I. Friedman
CONTACT:                   (212) 682-6300, ext. 205/215,




                            FOR IMMEDIATE RELEASE

          CELADON GROUP., INC. TO BE ACQUIRED FOR $259 MILLION BY ITS
                  MANAGEMENT AND ODYSSEY INVESTMENT PARTNERS


INDIANAPOLIS, IN., June 23, 1998 -- Celadon Group, Inc. (NASDAQ: CLDN), the leading truckload transportation services provider from the United States and Canada to and from Mexico, announced today it has entered into a definitive agreement to be acquired by the management of Celadon and Odyssey Investment Partners for $259 million, and to pursue growth as a private entity.

     Under the terms of the agreement, stockholders of Celadon will receive $20 per share in cash. The total transaction value of approximately $259 million includes assumed debt as well as retirement of outstanding stock options. The transaction is subject to customary conditions, including a vote of Celadron shareholders, and is expected t close within approximately three month's. Following the acquisition, Celadron's senior management will continue to serve in their present positions.

                                                      (more)

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CELADON/2

     In announcing the transaction, Stephen Russell, Chairman and Chief Executive Officer of Celadon, said, "The entire Celadon management team is extremely pleased to establish a strong relationship with such a recognized financial partner as Odyssey Investment Partners. The combined industry-leading resources of both Celadon and Odyssey afford us an opportunity to enhance our growth within the trucking industry. At the same time, it allows us to maximize value for our shareholders."

     Stephen Berger, Chairman of Odyssey Investment Partners, said, "We've carefully looked at the trucking industry. We are enthusiastic about the truckload and sector and Celadon's leadership position in it. We are impressed with Celadon "experienced management team and its significant opportunity for growth as the Company stays focused on the North-South corridor connecting Canada, the United States and Mexico."

     Celadon Group, Inc. is a truckload company specializing in the transport of goods to and from Mexico. The Company has approximately 2,100 tractors and 6,100 trailers.

     Odyssey Investment Partners LLC, headquartered in New York, is a newly formed $680 million fund which has been raised to pursue corporate private equity transactions.

                                      ###

The discussion set forth above as well as oral statements made by officers of the Company relating thereto, may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such comments are based upon information currently available to management's perception thereof as of the date of this press release. Actual results of the Company's operations could materially differ from those forward looking statements. Such differences could be caused by a number of factors including, but not limited to, potential adverse affects of regulation; changes in competition and the effects of such changes; increased competition; change in fuel prices; changes in economic, political or regulatory environments: changes in the availability of a stable labor force; ability of the Company to hire drivers meeting Company standards; changes in management strategies; environmental or tax matters; and risk described from time to time in reports filed by the Company with the Securities and Exchange Commission. Readers should take these factors into account in evaluating any such forward looking statements.

This release is available on the KCSA Worldwide website at www.kcsa.com.


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